UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101) Information Required in Proxy Statement

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Exchange Act of 1934 (Amendment No.     )

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GrafTech International Ltd.

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GRAFTECH INTERNATIONAL LTD. Notice of Annual Meeting of Stockholders to be held on May 25, 2005 and Proxy Statement

This Proxy Statement is dated
April 21, 2005.

GRAFTECH INTERNATIONAL LTD. Craig S. Shular Chief Executive Officer & President	1521 Concord Pike, Brandywine West, Suite 301, Wilmington, DE 19803

Fellow Stockholders:

It is my pleasure to invite you to our annual meeting, which will be held on May 25, 2005, at 10:00 a.m., at our offices located at 1521 Concord Pike, Brandywine West, Suite 301, Wilmington, Delaware.

In the following pages, you will find the formal notice of our annual meeting and our proxy statement. After reading the proxy statement, please mark your votes on the accompanying proxy or vote instruction card, sign it and promptly return it in the accompanying envelope. Most of our stockholders hold their shares in street name, and we are offering them the opportunity to vote by telephone or via the Internet as instructed in the proxy statement or on the vote instruction card. Please vote by whichever method is most convenient to you to ensure your shares are represented at the meeting.

If you wish to attend our annual meeting in person, please indicate your intention where requested on the accompanying proxy or vote instruction card. In addition, please write your name, where indicated, on the attached admission ticket and bring it with you to the meeting. Due to space limitations, we request that only one guest accompany you to the meeting.

We appreciate the continuing interest of our stockholders in our business.

Sincerely, /s/ C. S. Shular Chief Executive Officer & President

GRAFTECH INTERNATIONAL LTD. Karen G. Narwold Vice President, General Counsel, Human Resources & Secretary	1521 Concord Pike, Brandywine West, Suite 301, Wilmington, DE 19803

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held on May 25, 2005

The annual meeting of stockholders of GrafTech International Ltd. will be held at 10:00 a.m. on May 25, 2005, at our offices located at 1521 Concord Pike, Brandywine West, Suite 301, Wilmington, Delaware, for the following purposes:

1.	To elect eight directors to serve on GrafTech’s Board of Directors until the annual meeting of stockholders for 2006;

2.	To approve the GrafTech 2005 Equity Incentive Plan; and

3.	To transact such other business as may properly come before the meeting.

To ensure that your shares are represented at the meeting in the event that you do not attend, please mark your votes on the accompanying proxy or vote instruction card, sign it, date it and promptly return it in the accompanying envelope or vote via the Internet or by telephone as instructed in Question 2 under “Questions and Answers” of the accompanying proxy statement or on the accompanying vote instruction card.

By Order of the Board of Directors, /s/ Karen G. Narwold Vice President, General Counsel, Human Resources & Secretary

GRAFTECH INTERNATIONAL LTD.	1521 Concord Pike, Brandywine West, Suite 301, Wilmington, DE 19803

PROXY STATEMENT
for Annual Meeting of Stockholders for 2005

QUESTIONS AND ANSWERS

1.	Q:	What is the purpose of the proxy?

A:	This proxy statement and the accompanying proxy relate to the annual meeting of stockholders of GrafTech International Ltd., a Delaware corporation ("GrafTech"), for 2005. GrafTech's Board of Directors (the "Board") is soliciting proxies from stockholders in order to provide every stockholder an opportunity to vote on all matters submitted to a vote of stockholders at the meeting, whether or not he or she attends in person. The proxy authorizes a person other than a stockholder, called the proxyholder, who will be present at the meeting, to cast the votes which the stockholder would be entitled to cast at the meeting if the stockholder were present. It is expected that this proxy statement and the accompanying proxy will be first mailed or delivered to stockholders beginning on or about April 21, 2005. When used in this proxy statement, "we", "us" or "our" refers to GrafTech and its subsidiaries collectively or, if the context so requires, individually.

2.	Q:	How do I cast my vote?

A:	If you hold your shares in street name (such as in a brokerage account or in the name of a bank or other nominee), there are four different ways you may cast your vote. You can vote by:

o	telephone, by calling the toll-free number on the vote instruction card.

o	Internet, by logging onto www.proxyvote.com and then following the instructions as they appear on your computer screen. The Internet voting procedures are designed to authenticate stockholders' identities, to allow stockholders to give their voting instructions and to confirm that stockholders' instructions have been recorded properly. Stockholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the stockholder.

o	marking, signing, dating and mailing the vote instruction card and returning it in the envelope provided.

o	attending and voting at the meeting, if you marked your vote instruction card that you will attend the meeting and obtained authorization from your bank, broker or nominee pursuant to instructions on your vote instruction card.

Deadline for Internet and telephone voting. Votes submitted electronically via the Internet or by telephone must be received by midnight, eastern daylight savings time, on May 24, 2005.

If you hold your shares registered in your name, there are two different ways you may cast your vote. You may vote by:

o	marking, signing, dating and mailing the accompanying proxy and returning it in the envelope provided.

o	attending and voting at the meeting after you have indicated your intention to attend the meeting on the accompanying proxy.

3.	Q:	What matters are being submitted to a vote?

A:	The only matters known to management to be submitted to a vote of stockholders at the meeting are:

o	Proposal One: Election of directors; and

o	Proposal Two: Approval of the GrafTech 2005 Equity Incentive Plan.

If any of the nominees nominated by GrafTech's Board of Directors is not available for election at the time of the meeting, discretionary authority will be exercised by the proxyholders designated in the accompanying proxy to vote for substitutes designated by GrafTech's Board of Directors unless GrafTech's Board of Directors chooses to reduce the number of directors.

4.	Q:	How will the proxyholders vote my shares?

A:	When you give a proxy, regardless of the method by which given, the proxyholders will vote your shares as instructed on the proxy with respect to the matters specified on the proxy.

If you are a record holder of your shares and you submit a proxy but do not mark your votes, your shares will be voted FOR the election of each nominee that has been nominated by GrafTech's Board of Directors and FOR the approval of Proposal Two to adopt the 2005 Equity Incentive Plan. If you hold your shares in "street name," you must, under NYSE rules, instruct your broker how to vote with respect to approval of Proposal Two or it will become a broker non-vote. A broker non-vote on Proposal Two will have the effect of a vote against Proposal Two.

In addition, if other matters are submitted to a vote of stockholders at the meeting, your proxy on the accompanying form gives the proxyholders the discretionary authority to vote your shares in accordance with their best judgment on that matter. Unless you specify otherwise, it is expected that your shares will be voted on those matters as recommended by GrafTech's Board of Directors.

5.	Q:	How do I revoke a proxy?

A:	If you hold your shares registered in your name, you may revoke your proxy by submitting a revised one at any time before the vote to which the proxy relates. You may also revoke it by submitting a ballot at the meeting.

If your shares are held in street name, there are special procedures that you must follow in connection with revoking a proxy submitted via the Internet or by telephone or voting by ballot at the meeting.

o	Voting before the deadline of midnight, eastern daylight savings time, on May 24, 2005. If you submit a proxy via the Internet, by telephone or by marking, signing and returning the vote instruction card, you may revoke your proxy at any time and by any method before the deadline.

o	Voting after the deadline of midnight, eastern daylight savings time, on May 24, 2005. If you submit a proxy via the Internet, by telephone or by marking, signing and returning the vote instruction card and wish to revoke it and submit a new proxy after the deadline has passed, you must contact your broker, bank or other nominee and follow the requirements set by your broker, bank or other nominee. We cannot assure you that you will be able to revoke your proxy and vote your shares by any of the methods described above.

o	Voting by ballot at the meeting. If you submit a proxy via the Internet, by telephone or by marking, signing and returning the vote instruction card and wish to revoke it and vote at the meeting, you must contact your broker, bank or other nominee and follow the requirements set by your broker, bank or other nominee. We cannot assure you that you will be able to revoke your proxy or attend and vote at the meeting.

6.	Q:	How do I name another proxyholder?

A:	You may designate as your proxyholder(s) any person(s) other than those named on the accompanying proxy by crossing out those names and inserting the name(s) of the person(s) you wish to have act as your proxy. No more than three persons should be so designated. In such a case, you must deliver the proxy to the person(s) you designated and they must be present and vote at the meeting. Proxies on which other proxyholders have been designated should not be mailed or delivered to us.

7.	Q:	Who may vote?

A:	Stockholders of record as of the close of business on March 28, 2005 are entitled to notice of the meeting and to vote on each proposal submitted to a vote of stockholders at the meeting. During the ten days prior to the annual meeting, a list of stockholders entitled to vote at the meeting will be available for examination by stockholders during ordinary business hours at our principal executive offices at 1521 Concord Pike, Brandywine West, Suite 301, Wilmington, DE 19803.

Each share of our common stock, par value $.01 per share, is entitled to one vote. At March 28, 2005, 98,105,912 shares of our common stock were issued and outstanding. Those shares were held by 100 stockholders of record.

8.	Q:	What if I participate in the Savings Plan?

A:	If you participate in the UCAR Carbon Savings Plan, your proxy will represent both the number of shares registered in your name and the number of shares (including company matching contributions made in shares) allocated to your account in the Savings Plan as of March 28, 2005. All of these shares will be voted by the trustee for the Savings Plan in accordance with your directions on the proxy submitted by you.

9.	Q:	What is a quorum?

A:	A quorum is the minimum number of issued and outstanding shares of our common stock, the holders of which must be present at a meeting in order to duly convene the meeting. The quorum for our annual meeting is the presence, in person or by proxy, of holders of a majority of the issued and outstanding shares of our common stock.

10.	Q:	What votes are used to determine the outcome of any matter submitted to a vote?

A:	Only those votes cast for the election of directors are used in determining the results of a vote on the election of directors. Only those votes cast for or against any other proposal are used in determining the results of a vote on that proposal.

Abstentions and broker non-votes. The stockholders whose proxies show abstentions or constitute broker non-votes are included for purposes of determining the presence of a quorum. With respect to the approval of any particular proposal, however, since they are not affirmative votes for the proposal they have the same effect as votes against the proposal.

11.	Q:	How many votes are required for each nominee to be elected as a member of GrafTech's Board of Directors?

A:	Each nominee must receive a plurality of the votes cast in order to be elected as a director.

12.	Q:	How many votes are required for approval of Proposal Two?

A:	The affirmative vote of the holders of a majority of the issued and outstanding shares of common stock is required for approval of Proposal Two.

13.	Q:	How much did this proxy solicitation cost?

A:	The costs for the solicitation of proxies by GrafTech's Board of Directors is anticipated to be approximately $15,000, which will be borne by us. We will request banks, brokers and other nominees, including custodians and fiduciaries, to forward soliciting material to beneficial owners of our common stock and will pay such persons for forwarding such material. In addition to the solicitation of proxies generally by means of this proxy statement, officers or other employees, without extra remuneration, may solicit proxies by telephone or other means of personal contact.

14.	Q:	Who are GrafTech's independent registered public accountants and will representatives thereof be available to respond to questions at the meeting?

A:	PricewaterhouseCoopers LLP were our independent registered public accountants for 2004. We have not yet selected our independent registered public accountants for 2005.

Representatives of PricewaterhouseCoopers LLP will be present at the meeting, will be given the opportunity to make a statement if they desire to do so and will respond to appropriate questions of stockholders. PricewaterhouseCoopers LLP has advised us that neither it nor any of its members has any direct financial interest in GrafTech as a promoter, underwriter, voting trustee, director, officer or employee.

15.	Q:	When are stockholder proposals for the 2006 annual meeting due?

A:	Any proposal (including any nomination for election to GrafTech's Board of Directors) which a stockholder wishes to have considered for inclusion in GrafTech's proxy statement for the annual meeting of stockholders for 2006 must be received by the Secretary of GrafTech at GrafTech's principal executive office on or before December 22, 2005 and must otherwise comply with GrafTech's Amended and Restated By-Laws and SEC rules.

GrafTech's By-Laws provide, among other things, that written notice of any proposal (including any such nomination) by a stockholder must be received by the Secretary of GrafTech not less than 105 days and not more than 135 days prior to the meeting before such proposal (or nomination) is to be brought, except in certain circumstances, and must contain detailed information regarding the proposal (and, if applicable, the nominee) and the stockholder making the proposal (or nomination), including the name of the stockholder and the number of shares of our common stock owned beneficially and of record by the stockholder (including his or her affiliates, all groups of which he or she is a member and all persons with whom he or she is acting in concert (in each case identifying them)). Any proposal (other than a nomination for election to GrafTech's Board of Directors) which a stockholder wishes to have considered must also describe, among other things, the stockholder's material direct or indirect interest in GrafTech (including any material direct or indirect interest of his or her affiliates, all groups of which he or she is a member and all persons with whom he or she is acting in concert) and whether such stockholder (or such affiliates, groups or persons) has solicited, is soliciting or plans to solicit proxies in respect of such matter. A stockholder proposing to nominate a candidate for election to GrafTech's Board of Directors must disclose, among other things, any professional, commercial, business or familial relationship that the stockholder (including his or her affiliates, all groups of which he or she is a member and all persons with whom he or she is acting in concert (in each case identifying them)) has to the nominee (including his or her affiliates, all groups of which he or she is a member and all persons with whom he or she is acting in concert (in each case identifying them)). The chairperson of the annual meeting for 2006 shall determine whether any such proposal (or nomination) shall have been properly brought. If such proposal (or nomination) is not properly brought, then the chairperson shall not allow a vote on the proposal (or nomination).

Proxyholders named in the proxy accompanying the proxy statement for the annual meeting for 2006 will have discretionary authority to vote on any proposal submitted at the meeting, other than a proposal that is included in such proxy statement.

PROPOSALS ON WHICH YOU MAY VOTE

Proposal One:  Election of Directors

        You may vote on the election of directors. Unless you specify otherwise, either when completing your proxy or a subsequent proxy or by casting a ballot in person at the meeting, your shares represented by a proxy in the form accompanying this proxy statement and returned to the proxyholders named therein will be voted for the election to GrafTech’s Board of Directors of each of the eight nominees listed beginning on page 6. GrafTech’s Board of Directors recommends a vote FOR each of the nominees.

Proposal Two:  Approve the GrafTech 2005 Equity Incentive Plan

        You may vote on the approval of the GrafTech 2005 Equity Incentive Plan (the “2005 Plan”) which provides for equity-based awards to non-employee directors and employees. Unless you specify otherwise, either when completing your proxy or a subsequent proxy or by casting a ballot in person at the meeting, your shares represented by a proxy in the form accompanying this proxy statement and returned to the proxyholders named therein will be voted to approve the 2005 Plan. A copy of the 2005 Plan is attached to this proxy statement as Appendix A. GrafTech’s Board of Directors recommends a vote FOR approval of the 2005 Plan.

PROPOSAL ONE:  ELECTION OF DIRECTORS

Nominees for the Board of Directors

The eight nominees listed below were unanimously nominated by GrafTech’s Board of Directors in accordance with recommendations by the Nominating and Governance Committee. Each nominee has consented to being named as a nominee for election as a director and agreed to serve if elected. Each nominee who is elected will serve as a director until his or her successor is elected at the next annual meeting of stockholders or until his or her earlier removal or resignation. Except as otherwise described below, if any of the nominees is not available for election at the time of the meeting, discretionary authority will be exercised to vote for substitutes designated by GrafTech’s Board of Directors unless GrafTech’s Board of Directors chooses to reduce the number of directors. Management is not aware of any circumstances that would render any nominee unavailable. The ages of the nominees are given as of March 1, 2005.

R. EUGENE CARTLEDGE Director since 1996 Age 75

Mr. Cartledge has served as Chairman of the Board since February 2005. From 1986 until his retirement in 1994, Mr. Cartledge was the Chairman of the Board and Chief Executive Officer of Union Camp Corporation. Mr. Cartledge retired as Chairman of the Board of Savannah Foods & Industries Inc. in December 1997, and retired as a director of Delta Airlines, Inc. and Sunoco, Inc. in May 2002. He is currently a director of Blount International, Inc.

MARY B. CRANSTON Director since 2000 Age 57

Ms. Cranston is a partner and has served since 1999 as Chair of Pillsbury Winthrop LLP, an international law firm. Ms. Cranston is based in San Francisco, California. Ms. Cranston has been practicing complex litigation, including antitrust, telecommunications and securities litigation, with Pillsbury Winthrop LLP since 1975. She is a director of the San Francisco Chamber of Commerce, the Bay Area Council, the Commonwealth Club, the Episcopal Charities Board and the San Francisco Museum of Women, and a trustee of the San Francisco Ballet and Stanford University.

JOHN R. HALL Director since 1995 Age 72

Mr. Hall was Chairman of the Board and Chief Executive Officer of Ashland Inc. from 1981 until his retirement in January 1997 and September 1996, respectively. Mr. Hall had served in various engineering and managerial capacities at Ashland Inc. since 1957. He retired as Chairman of Arch Coal Inc. in 1998. He served as a director of Reynolds Metals Company from 1985 to 2000 and Bank One Corporation from 1987 to 2004. Mr. Hall currently serves as a member of the Boards of Humana Inc. and USEC Inc. Mr. Hall graduated from Vanderbilt University in 1955 with a degree in Chemical Engineering and later served as Vanderbilt’s Board Chairman from 1995 to 1999. Mr. Hall also serves as Chairman of the Blue Grass Community Foundation and the Commonwealth Fund for Kentucky Educational Television, and as President of the Markey Cancer Center Foundation.

HAROLD E. LAYMAN Director since 2003 Age 58

From 2001 until his retirement in 2002, Mr. Layman was President and Chief Executive Officer of Blount International, Inc. Prior thereto, Mr. Layman served in other capacities with Blount International, including President and Chief Operating Officer from 1999 to 2001, Executive Vice President and Chief Financial Officer from 1997 to 2000, and Senior Vice President and Chief Financial Officer from 1993 to 1997. From 1981 through 1992, he held various financial management positions with VME Group/Volvo AB. From 1970 to 1980, Mr. Layman held various operations and financial management positions with Ford Motor Company. He is currently a director of Blount International Inc., Grant Prideco, Inc. and Infinity Property and Casualty Corporation.

FERRELL P. MCCLEAN Director since 2002 Age 58

Ms. McClean was a Managing Director and the Senior Advisor to the head of the Global Oil & Gas Group in Investment Banking at J.P. Morgan Chase & Co. from 2000 through the end of 2001. She joined J.P. Morgan & Co. Incorporated in 1969 and founded the Leveraged Buyout and Restructuring Group within the Mergers & Acquisitions Group in 1986. From 1991 until 2000, Ms. McClean was a Managing Director and co-headed the Global Energy Group within the Investment Banking Group at J.P. Morgan & Co. Ms. McClean is currently a director of Unocal Corporation.

MICHAEL C. NAHL Director since 1999 Age 62

Mr. Nahl is Executive Vice President and Chief Financial Officer of Albany International Corp., a manufacturer of paper machine clothing, which are the belts of fabric that carry paper stock through the paper production process. Mr. Nahl joined Albany International Corp. in 1981 as Group Vice President, Corporate and was appointed to his present position in 2005. Mr. Nahl is currently a director of Lindsay Manufacturing Co.

FRANK A. RIDDICK, III Director since September 2004 Age 48

Mr. Riddick has served as President and Chief Executive Officer of Formica Corporation, a manufacturer of surfacing materials used in countertops, cabinets, and flooring, since January 2002. Mr. Riddick was instrumental in assisting Formica to emerge from Chapter 11 bankruptcy proceedings in June 2004. He served as President and Chief Operating Officer of Armstrong Holdings, Inc. from August 2000 to December 2001 and in various other executive capacities at Armstrong and its subsidiaries from 1995 to 2000. In December 2000, Armstrong’s principal operating subsidiary, Armstrong World Industries, Inc., filed for Chapter 11 bankruptcy protection as a result of Armstrong’s legacy asbestos liabilities. Prior to joining Armstrong, he held a number of financial managerial positions with FMC Corporation, General Motors Corporation and Merrill Lynch & Co., Inc.

CRAIG S. SHULAR Director since 2003 Age 52

Mr. Shular became Chief Executive Officer and a director in January 2003 and has served as President since May 2002. From May 2002 through December 2002, he also served as Chief Operating Officer. From August 2001 to December 2002, he served as Executive Vice President of our former Graphite Power Systems Division. He served as Vice President and Chief Financial Officer from January 1999, with the additional duties of Executive Vice President, Electrode Sales and Marketing from February 2000. From 1976 through 1998, he held various financial, production and business management positions at Union Carbide, including the Carbon Products Division from 1976 to 1979. We are the successor to the Carbon Products Division of Union Carbide.

THE BOARD OF DIRECTORS

Structure of the Board

o	Under the Amended and Restated By-Laws, GrafTech’s Board of Directors fixes the number of directors. GrafTech’s Board of Directors currently consists of eight members, each of whom the Board has determined to be an independent director (within the meaning of the listing standards of the NYSE), except for Mr. Shular, who is a GrafTech employee. The Board has determined that to be considered independent, an outside director may not have a material relationship with GrafTech (either directly or as a partner, stockholder or officer of an organization that has a relationship with GrafTech). In determining whether a material relationship exists, the Board considers, among other things, whether a director or a member of his or her immediate family during the past three years (i) was a former employee, (ii) has received more than $100,000 in annual compensation from GrafTech (other than as a non-employee director), (iii) has been affiliated or employed by a present or former auditor of GrafTech, or (iv) is part of an interlocking directorate. The Board consults with GrafTech’s counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent director,” including, but not limited to, those set forth in the listing standards of the NYSE. The Board selects the Chairman following each annual meeting of stockholders. It is expected that Mr. Cartledge will be selected to continue as Chairman after the 2005 annual meeting.

o	GrafTech’s Board of Directors has established three standing committees, the Audit and Finance Committee, the Nominating and Governance Committee and the Organization, Compensation and Pension Committee, and periodically establishes other committees, in each case so that certain important matters can be addressed in greater depth than may be possible in a meeting of the entire Board. Under the Board and Committee charters described below, members of the three standing committees must be independent directors within the meaning of the listing standards of the NYSE. Further, members of the Audit and Finance Committee must be independent directors within the meaning of the Sarbanes-Oxley Act of 2002, must satisfy the expertise requirements of the listing standards of the NYSE and must include an audit committee financial expert within the meaning of the SEC rules. GrafTech’s Board of Directors has determined that the three standing committees currently consist of members who satisfy such requirements.

Meetings of the Board

o	GrafTech’s Board of Directors met seven times during 2004.

o	Each director is expected to attend meetings of GrafTech’s Board of Directors and meetings of committees of GrafTech’s Board of Directors of which he or she is a member, and to spend the time necessary to properly discharge his or her respective duties and responsibilities. During 2004, each director who was then serving attended at least 75% of the total number of meetings of GrafTech’s Board of Directors and meetings of committees of GrafTech’s Board of Directors of which he or she was a member. Directors are encouraged, but not required, to attend GrafTech’s annual meetings of stockholders. All of our directors attended the 2004 annual meeting of stockholders.

Committees of the Board

A description of the functions of each standing committee is set forth beginning on page 10, and the members of each standing committee at March 31, 2005 and the number of meetings held by each standing committee in 2004 are set forth on page 13.

All committees have the authority to retain and pay advisors and conduct investigations without further approval of GrafTech’s Board of Directors or management. All such advisors shall report and be responsible directly to the committee which retains them, including the independent registered public accountants (who are required to be retained by the Audit and Finance Committee).

Board and Committee Charters

GrafTech’s Board of Directors and each committee has adopted written corporate governance guidelines (called charters) that, at a minimum, are intended to satisfy the requirements of the listing standards of the NYSE. These guidelines cover such matters as purpose and powers, composition, meetings, procedures, primary responsibilities and additional activities which GrafTech’s Board of Directors or the committee should periodically consider undertaking. Each committee is authorized to exercise all power of GrafTech’s Board of Directors with respect to matters within the scope of its charter.

Each of the committee charters is available on our Web site at http://www.graftech.com and in print to any stockholder upon request. The information contained on our Web site is not part of this proxy statement. A copy of the Audit and Finance Committee Charter is also attached to this proxy statement as Appendix B.

Nothing in the charter of GrafTech’s Board of Directors or of any committee shall expand or increase the duties, responsibilities or liabilities of any member under any circumstance beyond those otherwise then existing under applicable law.

Corporate Governance

The charter of GrafTech’s Board of Directors provides, among other things, that:

o	a majority of the directors shall be independent within the meaning of the listing standards of the NYSE;

o	if a member of the Audit and Finance Committee simultaneously serves on an audit committee of more than three public companies, GrafTech’s Board of Directors must determine that such simultaneous service would not impair the ability of such member to effectively serve on the Audit and Finance Committee;

o	no director will be nominated for election or re-election if he or she would be age 74 or older at the time of election, unless special circumstances so warrant;

o	GrafTech’s Board of Directors shall meet in regular sessions at least six times annually (including the annual retreat described below);

o	GrafTech’s Board of Directors shall have an annual extended retreat with executive officers at which there will be a full review of financial statements and financial disclosures, long-term strategies, plans and risks, and current developments in corporate governance; and

o	non-management directors will meet in executive session at least once annually.

The charter requires GrafTech’s Board of Directors, in consultation with the General Counsel, to establish a means for stockholders and employees to communicate with non-management directors and to disclose the name of the presiding director, who will ultimately receive such communication, and the means for such communication in the annual proxy statement. A majority of the non-management directors choose the director who presides at the meetings of non-management directors. R. Eugene Cartledge is currently serving as such presiding director. Any such communication to the presiding director should be directed to either one of the following individuals: M. Ridgway Barker or Randi-Jean G. Hedin, Kelley Drye & Warren LLP, Two Stamford Plaza, 281 Tresser Boulevard, Stamford, CT 06901, (203) 324-1400 (phone), (203) 327-2669 (fax), and mrbarker@kelleydrye.com or rhedin@kelleydrye.com. These individuals will forward all such communications to the presiding director if they relate to substantive matters and include suggestions or comments that they consider important for the presiding director to know. Generally, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs or personal grievances or communications which are repetitive or duplicative.

Code of Conduct and Ethics

We have had for many years a Code of Conduct and Ethics. The Code of Conduct and Ethics applies to all employees, including senior executives and financial officers, as well as all directors. It is intended, at a minimum, to comply with the listing standards of the NYSE as well as the Sarbanes-Oxley Act of 2002 and the SEC rules adopted thereunder. A copy of our Code of Conduct and Ethics is available on our Web site at http://www.graftech.com and in print to any stockholder upon request. Only GrafTech’s Board of Directors or the Audit and Finance Committee may waive the provisions of our Code of Conduct and Ethics with respect to executive officers and directors. Any such waivers will be posted on our Web site.

COMMITTEES OF THE BOARD

Audit and Finance Committee

The Audit and Finance Committee assists GrafTech’s Board of Directors in discharging and performing its duties and responsibilities with respect to the financial affairs of GrafTech. Without limiting the scope of such activities, the Committee shall:

o	select, retain, evaluate and, as appropriate, terminate and replace the independent registered public accountants;

o	review and, as appropriate, approve, prior to commencement, all audit and non-audit services to be provided by the independent registered public accountants;

o	review regularly with management, the director of internal audits and the independent registered public accountants any audit problems or difficulties and management's response thereto;

o	resolve or direct the resolution of all material disagreements between management and the independent registered public accountants regarding accounting and financial reporting;

o	review with management and the independent registered public accountants all reports delivered by the independent registered public accountants with respect to critical accounting policies and practices used, alternative treatments of financial information available under GAAP and other written communications between the independent registered public accountants and management, together with their ramifications and the preferred treatment by the independent registered public accountants;

o	meet at least once annually with management, the director of the internal audit department, the General Counsel and the independent registered public accountants in separate private sessions;

o	review, evaluate and, as appropriate, approve all transactions with affiliates, related parties, directors and executive officers;

o	assess at least annually the adequacy of codes of conduct, including codes relating to ethics, integrity, conflicts of interest, confidentiality, public disclosure and insider trading and, as appropriate, adopt changes thereto;

o	direct the establishment of procedures for the receipt and retention of, and the response to, complaints received regarding accounting, internal control or auditing matters; and

o	direct the establishment of procedures for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

No member of the Committee serves as a member of an audit or similar committee of more than three public companies.

Organization, Compensation and Pension Committee

The Organization, Compensation and Pension Committee assists GrafTech’s Board of Directors in discharging and performing its duties and responsibilities with respect to management compensation and succession, employee benefits and director compensation. Without limiting the scope of such activities, the Committee shall:

o	annually determine the compensation of the Chief Executive Officer and the corporate goals and objectives relevant thereto and evaluate the performance of the Chief Executive Officer in light of such goals and objectives;

o	review and evaluate compensation (including incentive compensation) for senior management and determine compensation for directors;

o	review organizational systems and plans, including those relating to management development and succession planning, including contingency planning for unanticipated sudden developments; and

o	administer stock-based compensation plans.

Nominating and Governance Committee

The Nominating and Governance Committee assists GrafTech’s Board of Directors in discharging and performing its duties and responsibilities with respect to nomination of directors, selection of committee members, assessment of performance of GrafTech’s Board of Directors and other corporate governance matters. Without limiting the scope of such activities, the Committee shall:

o	review candidates for nomination for election as directors submitted by directors, officers, employees and stockholders; and

o	review at least annually the current directors of GrafTech’s Board of Directors to determine whether such individuals are independent under the listing standards of the NYSE and the SEC rules under the Sarbanes-Oxley Act of 2002.

The Committee annually assesses the composition of GrafTech’s Board of Directors and its standing committees to determine whether they comply with requirements under Board and Committee charters, SEC rules, NYSE listing standards and applicable laws and possess the core competencies described below. In addition, the Committee assesses whether each director has the skills and characteristics described below and undertakes succession and other planning as to the future needs of GrafTech. The Committee gathers suggestions as to individuals who may be available to meet those future needs from a variety of sources, such as past and present directors, stockholders, colleagues and other parties with which we have business dealings, and undertakes a preliminary review of the individuals suggested. The preliminary review may include preliminary searches of public information available about the individuals. At such times as the Committee determines that a relatively near term need exists and if, following a preliminary review, the Committee believes that an individual may strengthen the core competencies and possess the skills and characteristics described below, the Committee will contact the individual to ascertain his or her interest in serving GrafTech and obtain further information about and insight as to such individual. In connection therewith, the Committee typically reviews detailed resumes and questionnaires, contacts references, conducts in-depth interviews and undertakes in-depth searches of public information. Based thereon and on the Committee’s evaluation of other potential nominees and GrafTech’s needs, the Committee determines whether to nominate the individual for election as a director. While we have not in the past engaged any third party to identify or evaluate nominees, the Committee may do so in the future.

There are no differences in the manner in which the Committee evaluates nominees for directors recommended by a stockholder. To submit a nominee for election as a director for consideration by the Committee, a stockholder must submit a written request to that effect to the Secretary of GrafTech at GrafTech’s principal executive office. Any such request will be subject to the requirements described in the Answer to Question 15 on page 4.

The Committee believes that GrafTech’s Board of Directors, as a whole, should possess the following core competencies:

o	accounting, finance and disclosure: ability to protect and inform security holders through liquidity and capital resource management and internal financial and disclosure controls;

o	business judgment: ability to assess business risk and stockholder value creation strategies;

o	management: ability to apply general management best practices in a complex, rapidly evolving business environment;

o	crisis response: ability and time to perform during periods of both short-term and prolonged crisis;

o	industry knowledge: ability to assess opportunities and threats unique to GrafTech's industry;

o	international markets: ability to appreciate the importance of global business trends;

o	leadership: ability to attract, motivate and energize a high-performance leadership team; and

o	strategy/vision: ability to provide strategic insight and direction by encouraging innovation, conceptualizing key trends, and evaluating strategic decisions.

The Committee also believes that each director should possess the following skills and characteristics:

o	high personal standards of integrity and honesty, and a desire to make full disclosure of all present and future conflicts of interest;

o	the ability to make informed business judgments;

o	literacy in financial and business matters;

o	the ability to be an effective team member;

o	a commitment to active involvement and an ability to give priority to GrafTech;

o	no affiliations with competitors;

o	achievement of high levels of accountability and success in his or her given fields;

o	no geographic travel restrictions;

o	an ability and willingness to learn GrafTech’s business or, ideally, experience in GrafTech’s business or in professional fields (i.e. finance, accounting, law or banking) or in other industries or as a manager of international businesses so as to have the ability to bring new insight, experience or contacts and resources to GrafTech;

o	a willingness to make a personal substantive investment in GrafTech;

o	no direct affiliations with major suppliers or vendors; and

o	previous public company board experience together with good references.

BOARD COMMITTEE MEMBERSHIP ROSTER

Name	Audit and Finance	Organization, Compensation and Pension	Nominating and Governance
R. Eugene Cartledge(1)		x	x*
Mary B. Cranston		x	x
John R. Hall		x*	x
Harold E. Layman(2)	x
Ferrell P. McClean(2)	x
Michael C. Nahl(2)	x*
Frank A. Riddick, III
Craig S. Shular
Number of meetings in 2004	19	5	5

*	Committee Chairperson.

(1)	Although having attained the mandatory retirement age set by GrafTech’s Board of Directors, GrafTech’s Board of Directors unanimously requested that Mr. Cartledge continue his service as a director based on his integrity, experience, length of service and knowledge of GrafTech’s business and operations.

(2)	Mr. Layman, Ms. McClean and Mr. Nahl have each been designated by GrafTech’s Board of Directors as an audit committee financial expert within the meaning of the SEC rules under the Sarbanes-Oxley Act of 2002.

AUDIT AND FINANCE COMMITTEE REPORT

GrafTech’s management is responsible for its financial reporting, including design and implementation of internal controls and preparation of consolidated financial statements in accordance with generally accepted accounting principles. GrafTech’s independent registered public accountants are responsible for auditing those consolidated financial statements. The Committee is responsible for overseeing those activities. The Committee does not and is not required to prepare or review financial records, prepare or audit financial statements, design or implement internal controls, make estimates or select principles used for financial reporting, or identify and eliminate financial risks or non-compliance with applicable law. Therefore, the Committee relies, without independent verification, on representations and information provided by management (including executive, financial, legal and internal audit management) and representations and reports by the independent registered public accountants that, among other things, the consolidated financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles and an audit does in fact provide reasonable assurance as to the matters covered thereby.

The Committee reviewed and discussed GrafTech’s audited consolidated financial statements for the year ended December 31, 2004 with GrafTech’s management and PricewaterhouseCoopers LLP, GrafTech’s independent registered public accountants for 2004. The Committee also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended. This included a discussion of the independent registered public accountants’ judgment as to the quality, as well as the acceptability, of GrafTech’s accounting principles and such other matters that the Public Company Accounting Oversight Board (United States) requires to be discussed with an audit committee. The Committee received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and the Committee discussed with PricewaterhouseCoopers LLP the independence of PricewaterhouseCoopers LLP from GrafTech and its management. The Committee also reviewed with management and PricewaterhouseCoopers LLP all reports delivered by PricewaterhouseCoopers LLP in accordance with Section 10A(k) of the Securities Exchange Act of 1934 with respect to critical accounting policies and practices used, alternative treatments of financial information available under U.S. generally accepted accounting principles and other written communications between PricewaterhouseCoopers LLP and management, together with their ramifications and the preferred treatment by PricewaterhouseCoopers LLP.

The Committee has established a policy requiring approval by it of all fees for all audit and non-audit services to be provided by GrafTech’s independent registered public accountants, prior to commencement of such services. Consideration and approval of fees generally occurs at the Committee’s regularly scheduled meetings or, to the extent that such fees relate to other matters to be considered at special meetings. In situations where it may be impractical to wait until the next meeting, the Committee has delegated authority to approve such fees to the chairperson of the Committee, up to an annual aggregate amount of $100,000. The chairperson must report all such approvals to the entire Committee at the next meeting of the Committee.

The Committee has determined that the approval and payment of all fees in 2004 complied with the Sarbanes-Oxley Act of 2002 and SEC rules thereunder. The Committee also determined that the provision of non-audit services by PricewaterhouseCoopers LLP to GrafTech and its subsidiaries was compatible with the maintenance by PricewaterhouseCoopers LLP of its independence from GrafTech.

Based on its review and discussions noted above, the Committee recommended to GrafTech’s Board of Directors that it approve, and GrafTech’s Board of Directors approved, the inclusion of GrafTech’s audited consolidated financial statements in GrafTech’s Annual Report on Form 10-K for the year ended December 31, 2004 filed with the SEC.

Deloitte & Touche LLP served as GrafTech’s independent accountants prior to April 6, 2004. A summary of the fees which GrafTech and its subsidiaries paid to PricewaterhouseCoopers LLP and Deloitte & Touche LLP and their respective affiliates for professional services performed for 2004 and 2003, respectively, is set forth below.

Independent Accountant’s Fees

	2004		2003
	(Dollars in millions)
Audit Fees	$2	.8(a)	$1	.6(b)
Audit-Related Fees	-		0	.2(c)
Tax Fees	0	.4(d)	0	.5(e)
All Other Fees		--		--
Total	3.2		2.3

(a)	Includes fees in connection with:

o	Audit of our annual financial statements;
o	Reviews of our quarterly financial statements;
o	Comfort letters;
o	Statutory and regulatory audits of subsidiaries;
o	Consents and other services related to SEC matters; and
o	Audit and assessment activities of internal controls in accordance with Section 404 of the Sarbanes-Oxley Act of 2002.

(b)	Includes fees in connection with:

o	Audit of our annual financial statements;
o	Reviews of our quarterly financial statements;
o	Comfort letters;
o	Statutory and regulatory audits of subsidiaries;
o	Consents and other services related to SEC matters; and
o	Audits of our employee benefit plans (the cost of these audits was included in the fees paid for the audit of our annual financial statements and are indeterminable).

(c)	Includes fees in connection with:

o	Financial accounting and reporting consultations;
o	Information systems reviews;
o	Advisory services relating to compliance with Section 404 of the Sarbanes-Oxley Act of 2002; and
o	Other miscellaneous audit-related services.

(d)	Includes fees in connection with:

o	Tax consulting and planning services ($0.1 million); and
o	Tax compliance services (which are services rendered based upon facts already in existence or transactions that have already occurred to document and compute amounts to be included in tax filings) ($0.3 million).

(e)	Includes fees in connection with:

o	Tax compliance services (which are services rendered based upon facts already in existence or transactions that have already occurred to document and compute amounts to be included in tax filings); and
o	Tax consulting services.

AUDIT AND FINANCE COMMITTEE as of December 31, 2004 Michael C. Nahl, Chairperson Harold E. Layman Ferrell P. McClean

ORGANIZATION, COMPENSATION AND PENSION COMMITTEE REPORT

The philosophy of GrafTech’s Board of Directors and the Committee has always been, and continues to be, to compensate management in a manner and an amount that enables us to seek to:

o	attract and retain qualified individuals;

o	motivate them to devote effort, initiative and ability to enable GrafTech to meet its goals; and

o	align their interests with the interests of stockholders.

GrafTech seeks to implement this philosophy, with respect to management employees, through a combination of base compensation (including benefits) and stock- and cash-based incentives. In general, base compensation is intended to be sufficient to attract and retain qualified employees. Stock-based incentive compensation is designed to compensate management for long term value creation for GrafTech’s stockholders as reflected in the market value of our common stock. The Committee believes that this is the primary interest of stockholders and that, over the long term, improvements in the performance of GrafTech’s businesses will be the primary driver of such value creation. Cash-based incentive compensation is designed to reward management for achievement of annual cash targets and strategic milestones that improve the performance of GrafTech’s businesses and create long-term value.

Consistent with this philosophy and these factors, compensation of senior management for 2004 consisted of base salary. For 2004, the base salary of the Chief Executive Officer and the other executive officers were determined by the Committee, and for the other members of management by the Chief Executive Officer, based on general parameters determined by the Committee in consultation with the Chief Executive Officer. Base salary for each member of senior management is determined after taking into account his or her current or new position and current base salary, salaries and other compensation offered by other companies for individuals in equivalent positions, and, to the extent relevant, the geographic area in which he or she is or will be employed.

Annual cash bonuses awarded to each member of senior management are determined based on the factors mentioned above, achievement of specified goals during the prior year and performance of GrafTech as a whole during the prior year. Annual cash bonuses for each year are determined and payable in the following year. The specified goals for 2004 primarily related to cash flow from GrafTech’s lines of business. The cash flow goals were not achieved in 2004 and, as a result, no annual cash bonuses were awarded for 2004.

Stock options, restricted stock and other equity-based awards granted to each member of senior management are determined based on the same factors as those mentioned above. A grant of stock options to purchase an aggregate of 3,021,500 shares of our common stock was made in July 2003 (for the years 2003, 2004 and 2005) to approximately 50 senior management employees. The grant is intended to constitute a long-term incentive program, and the terms of this grant are described beginning on page 21.

Mr. Shular’s compensation for 2004 was determined on the same basis as other members of senior management (commensurate with his position).

Section 162(m) of the Internal Revenue Code of 1986 limits the deductibility by public companies of certain executive compensation in excess of $1 million per executive per year, but excludes from the calculation of the $1 million limit certain elements of compensation, including performance-based compensation, provided that certain requirements are met. While the Committee considers the impact of Section 162(m) in connection with implementing the philosophy described above, it does not believe that Section 162(m) is a significant factor in determining the amount or types of compensation to be paid to senior management or the conditions to payment of such compensation.

ORGANIZATION, COMPENSATION AND PENSION COMMITTEE as of December 31, 2004 John R. Hall, Chairperson R. Eugene Cartledge Mary B. Cranston

DIRECTOR COMPENSATION

The philosophy of GrafTech’s Board of Directors has always been, and continues to be, to compensate non-employee directors in a manner and an amount that enables us to:

o	attract and retain qualified and experienced individuals;

o	motivate them to devote time and effort to GrafTech; and

o	align their interests with the interests of stockholders.

Competition for and retention of qualified and experienced directors is particularly intense in the current corporate governance environment. GrafTech’s Board of Directors seeks to implement this philosophy through a combination of cash payments and stock-based incentives that achieves an appropriate total compensation level.

Beginning in 2004, each director who is not an employee of GrafTech is compensated for services as a director by an annual retainer of $30,000 and a meeting fee of $1,500 for each Board meeting attended and $1,000 for each committee meeting attended, including attendance by telephone. In addition, the Chairpersons of the Board, the Audit and Finance Committee and the other standing committees of the Board are compensated for such services by an additional annual retainer of $25,000, $10,000 and $5,000, respectively.

All directors are entitled to reimbursement for expenses incurred in rendering services as directors. Employee directors do not receive compensation for rendering services as directors.

Stock Option and Restricted Stock Grants. The Organization, Compensation and Pension Committee has adopted a policy of granting to non-employee directors then serving awards with respect to that number of shares of our common stock fixed annually by the Committee (the “Annual Grant”). For 2003 and 2004, the Annual Grant consisted of awards of options to purchase 12,800 shares and 3,500 shares, respectively, of our common stock such that the value of the award at the time of the grant approximated $33,000. For 2005, the Annual Grant consisted of awards of 5,000 restricted shares of our common stock. The Committee has also adopted a policy of granting to non-employee directors options to purchase 5,000 shares of our common stock (the “Initial Grant”) as well as a prorated portion of the Annual Grant upon their initial election as directors. All of these restricted shares and options generally vest one year after the date of grant so long as the director is then serving as a director. The exercise price per share of these options is the fair market value on the date of grant (as defined under the relevant stock-based incentive plan). Vested options granted to a non-employee director expire upon the earlier of ten years after the date of grant or four years after the director ceases to be a director. Other provisions relating to these options are the same as those relating to options granted to management employees as described beginning on page 21.

Other Compensation. GrafTech’s Board of Directors has in the past and the Organization, Compensation and Pension Committee may in the future award additional cash- or stock-based compensation to one or more directors for special services rendered to GrafTech.

Non-employee directors have in the past agreed to accept, in lieu of cash payment of retainers and accrued meeting fees, a grant of options with a value that approximates the amount of such retainers and accrued meeting fees. Options granted in lieu of retainers vest ratably over the year to which the retainers relate. Options granted in lieu of accrued meeting fees vest immediately. The exercise price, terms and other provisions are the same as those described above. No such options were granted for service as a director in 2003 or 2004.

Beginning in 2004, the Organization, Compensation and Pension Committee has authorized us to offer non-employee directors the opportunity to receive deferred stock units in lieu of some or all of their retainers and accrued meeting fees for services. Each deferred stock unit represents a share of our common stock which has been awarded to a recipient for delivery at a later date, and, which, once vested, is not subject to forfeiture. It is intended that the value (based on fair market values described above) and vesting of the deferred stock awarded approximate the amount and timing of retainers and fees that would otherwise be paid. Vesting accelerates upon the occurrence of a change of control (as described beginning on page 22), upon death or at the election of GrafTech’s Board of Directors or the Organization, Compensation and Pension Committee. Delivery of our common stock represented by the deferred stock units will be made on the earliest of a date specified by the recipient (that is in a year after the year during which the election is made), the date on which a change of control occurs, the recipient’s death, or the fifth anniversary of the date on which the recipient ceases to be a director.

STOCK OWNERSHIP GUIDELINES FOR DIRECTORS AND SENIOR MANAGEMENT

Currently, GrafTech’s Board of Directors has adopted guidelines for ownership of common stock by directors and members of senior management. Compliance with the guidelines is voluntary.

Under the guidelines, each non-employee director should, within a reasonable period of time after election as a director, own shares of our common stock with a market value equal to at least two times his or her annual retainer.

In addition, under the guidelines, certain members of senior management should, within five years after appointment as a member of senior management, own shares of our common stock with a market value equal to his or her annual base salary (or, in the case of the Chief Executive Officer, three times his or her annual base salary).

EXECUTIVE COMPENSATION

The following table sets forth certain information concerning compensation received by the Chief Executive Officer at December 31, 2004 and each of our other four most highly compensated executive officers at December 31, 2004 who received total salary and bonus compensation in excess of $100,000 for services rendered in all capacities (including service as a director of GrafTech or an officer or director of one or more of our subsidiaries) during our last fiscal year. The individuals listed in the following table are sometimes called the “named executive officers.”

Summary Compensation Table(a)

		Annual Compensation			Long Term Compensation Awards
Name and Principal Positions at December 31, 2004	Year	Salary	Bonus	Other Annual Compensation(b)	Restricted Stock Awards(c)	Securities Underlying Options	All Other Compensation(d)
Craig S. Shular	2004	$500,000	—	$138,928	—	—	$70,473
Chief Executive Officer &	2003	500,000	$590,625	61,210	—	600,000	26,024
President(e)	2002	388,242	—	216,808	$215,400	—	18,996

Corrado F. De Gasperis	2004	$250,000	—	$13,982	—	—	$37,044
Vice President, Chief Financial	2003	250,000	$250,000	17,496	—	200,000	16,048
Officer & Chief Information	2002	235,318	—	134,212	$177,705	—	22,481
Officer(f)

Scott C. Mason	2004	$315,000	—	$3,822	—	—	$31,565
President, Advanced Carbon	2003	315,000	$275,000	5,823	—	275,000	15,817
Solutions Line of Business(g)	2002	303,687	—	51,940	$215,400	—	27,052

Karen G. Narwold	2004	$250,000	—	$33,151	—	—	$39,244
Vice President, General Counsel,	2003	250,000	$250,000	74,722	—	200,000	15,423
Human Resources & Secretary(h)	2002	235,318	—	208,162	$177,705	—	14,809

John J. Wetula	2004	$187,872	—	—	—	—	$21,456
President, Natural Graphite Line	2003	187,872	$75,000	$9,083	—	105,000	12,477
of Business(i)	2002	183,430	—	107,356	$51,696	—	11,912

(a)	Includes, for each year, compensation earned but deferred under compensation deferral or other applicable plans or statutory provisions.

(b)	Includes for 2004, 2003 and 2002 (respectively and as applicable, except as otherwise noted): for Mr. Shular, $6,625, $6,912 and $6,175, for Mr. De Gasperis, $6,625, $6,425 and $6,175, for Mr. Mason, $0, $0, and $6,175, and for Ms. Narwold, $6,740, $6,425 and $6,175, of financial planning services and related tax advice and, in certain cases, tax return preparation services; for Mr. Shular, $0, $0 and $74,424, for Mr. De Gasperis, $0, $0 and $32,525, for Mr. Mason, $0, $0 and $4,111, for Ms. Narwold, $0, $0 and $56,570, and, for Mr. Wetula, $0, $9,083 and $107,356, of imputed interest income and reimbursement for tax liabilities on non-interest bearing loans made under various programs that were closed in 2002, and, for 2003 and 2002, loan forgiveness and reimbursement for tax liabilities thereon; for Mr. Shular, $0, $0 and $41,186, for Ms. Narwold, $0, $0 and $20,541, of reimbursement for miscellaneous expenses and, if applicable, reimbursement for tax liabilities thereon; for Mr. Shular, $132,303, $54,299 and $24,257, for Mr. De Gasperis, $7,357, $11,071 and $45,512, for Mr. Mason, $3,822, $5,823 and $41,654, and for Ms. Narwold, $26,411, $68,297 and $124,876, of reimbursement for relocation expenses and, if applicable, reimbursement for tax liabilities thereon; and, for 2002, for

Mr. Shular, $70,766, for allowances for international service; and, for 2002, for Mr. De Gasperis, a one-time special recognition award of $50,000.

(c)	For 2002, based on $10.77, the closing price of the common stock on the NYSE on February 28, 2002, the day prior to the date of grant. At December 31, 2004, based on $9.46, the closing price of the common stock on the NYSE on such date, the number and value of shares held was: for Mr. Shular, 14,310 shares at $135,373, for Mr. De Gasperis, 10,824 shares at $102,395, for Mr. Mason, 13,210 shares at $124,967, for Ms. Narwold, 10,824 shares at $102,395, and, for Mr. Wetula, no shares because he sold all of such shares prior to December 31, 2004. Any dividend payable on the common stock shall be payable on all unvested shares of restricted stock upon vesting.

(d)	Includes for 2004, 2003 and 2002 (respectively and as applicable, except as otherwise noted): for Mr. Shular, $0, $0 and $10,996, for Mr. De Gasperis, $0, $0 and $4,977, for Mr. Mason, $0, $0 and $11,163, for Ms. Narwold, $0, $0 and $6,809, and, for Mr. Wetula, $0, $0 and $5,093, for annual life insurance premiums paid under a split dollar life program that was closed in 2003; for Mr. Shular, $8,200, $8,000 and $8,000, for Mr. De Gasperis, $8,200, $8,000 and $10,214, for Mr. Mason, $8,200, $5,900 and $8,011, for Ms. Narwold, $8,108, $8,000 and $8,000, and for Mr. Wetula, $8,195, $7,439 and $6,819, for employer contributions to the Savings Plan; for Mr. Shular, $7,575, $1,875 and $0, for Mr. De Gasperis, $10,552, $7,825 and $7,290, for Mr. Mason, $8,053, $7,825 and $7,878, for Ms. Narwold, $11,178, $7,200 and $0, for Mr. Wetula, $10,401, $4,870 and $0, for employer contributions to a defined contribution retirement plan; for 2003, $53,048, for Mr. Shular, $399, for Mr. De Gasperis, $223, for Mr. Mason, $280, for Ms. Narwold, $223, and, for Mr. Wetula, $168, of excess cash value received upon the termination of the split dollar life program; for 2004 and 2003, for Mr. Shular, $16,667 and $7,000, for Mr. De Gasperis, $6,667 and $0, for Ms. Narwold, $8,333 and $0, and, for Mr. Wetula, $2,315 and $0 for employer contributions to our nonqualified savings plan; and, for 2004 and 2003, for Mr. Shular, $38,031 and $8,750, for Mr. De Gasperis, $11,625 and $0, for Mr. Mason, $15,313 and $1,812, for Ms. Narwold, $11,625 and $0, and, for Mr. Wetula, $545 and $0, for employer contributions to our nonqualified defined contribution retirement plan.

(e)	Mr. Shular joined us as Vice President & Chief Financial Officer in January 1999, became Executive Vice President, Electrode Sales and Marketing, and Chief Financial Officer in February 2000, became Executive Vice President, Graphite Power Systems Division, in August 2001, became President and Chief Operating Officer in May 2002 and became Chief Executive Officer & President in January 2003.

(f)	Mr. De Gasperis joined us as Controller in July 1998, became Vice President & Chief Information Officer in February 2000 and became Vice President, Chief Financial Officer & Chief Information Officer in August 2001.

(g)	Mr. Mason joined us as Director of Mergers and Acquisitions of GrafTech and Chief Financial Officer of our subsidiary, Advanced Energy Technology Inc., in April 2000, became Executive Vice President, Advanced Energy Technology Division, in August 2001, became President, Synthetic Graphite Line of Business, in January 2003 and became President, Advanced Carbon Solutions Line of Business in April 2005.

(h)	Ms. Narwold joined us as Regulatory and Commercial Counsel in July 1990, became Assistant General Counsel in May 1995, became Deputy General Counsel in January 1999, became Vice President, General Counsel & Secretary in September 1999 and became Vice President, General Counsel, Human Resources & Secretary in August 2001.

(i)	Mr. Wetula joined us in 1982, became General Manager of our GRAFOIL® product line in October 1996, became Director of Export Sales in July 1998, became President of our subsidiary, Advanced Energy Technology Inc., in July 1999 and became President, Natural Graphite Line of Business, in January 2003.

Option Grants, Exercises and Values

In July 2003, we adopted a long-term incentive program that provided for the grant of stock options under our stock-based incentive plans described beginning on page 21. Under this program, we granted options to certain officers, managers and others to purchase an aggregate of 3,021,500 shares of our common stock at an exercise price equal to the fair market value (as defined under the plans) on the date of grant, which was July 31, 2003. The number of shares covered by the options granted to each recipient approximated the aggregate number that would otherwise have been granted annually to such recipient over the three-year period from 2003 through 2005. These options vest in five years from the date of grant and expire five months thereafter. The vesting period may be accelerated if certain cash flow from operations targets are met. As of March 1, 2005, one-third of these options were vested. Vested options do not become exercisable until March 2006.

The following table sets forth certain information relating to the exercise of options by the named executive officers during 2004 and the value of options held by the named executive officers at December 31, 2004.

Aggregated Option Exercises in 2004
and Option Values at December 31, 2004

Name	Number of Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at December 31, 2004 (Exercisable/Unexercisable*)	Value of Unexercised In-The-Money Options at December 31, 2004 (Exercisable/Unexercisable*)
Craig S. Shular	--	--	337,000/630,000	$142,820/$1,740,000
Corrado F. De Gasperis	--	--	213,500/230,000	$88,925/$580,000
Scott C. Mason	--	--	217,000/375,000	$124,870/$797,500
Karen G. Narwold	--	--	176,579/227,667	$83,198/$580,000
John J. Wetula	--	--	146,300/126,000	$70,091/$304,500

* The unexercisable options include the options granted in 2003 under the long term incentive program.

The value of the unexercised in-the-money-options is based on $9.46, the closing price of the common stock on the NYSE on December 31, 2004 and the exercise price per share of each of these options which is equal to the fair market value (as defined under the plan) on the date of grant. These options will vest on various dates through July 31, 2008 and expire between February 8, 2006 and September 25, 2011.

Stock-Based Incentive Plans

We maintain several plans which provide for the grant of awards or rights to employees that are valued or measured in whole or in part in reference to, or are otherwise based on, our common stock, including options, restricted stock, phantom stock, stock units and performance shares. Non-employee directors are eligible to receive awards under one of the plans. The plans have been and, subject to limitations imposed by the listing standards of the NYSE, may be amended from time to time without stockholder approval (except in the case of one plan, certain amendments of which would require shareholder approval, under which 373,000 shares of our common stock remain available for issuance, all of which are subject to outstanding options). The number of shares of our common stock still reserved under plans in which named executive officers and non-employee directors are eligible to participate was 6,253,239 as of December 31, 2004, of which 5,744,927 were subject to then outstanding options. Any shares subject to, and the exercise or measurement prices of, awards are subject to adjustment for stock dividends, stock splits and certain business combinations and other events.

Employees have been and may be granted vested or unvested awards at the discretion of GrafTech’s Board of Directors or the Organization, Compensation and Pension Committee. Unvested awards granted to management employees have vested or may vest on satisfaction of such employment or performance conditions as may be imposed by GrafTech’s Board of Directors or the Organization, Compensation and Pension Committee at the time of grant. GrafTech’s Board of Directors or the Organization, Compensation and Pension Committee has the right to accelerate the vesting of any or all unvested awards at any time. The exercise price per share of options is determined by GrafTech’s Board of Directors or the Organization, Compensation and Pension Committee at the time of grant and may not be less than the fair market value of a share of our common stock. The definition of fair market value under those plans means the closing sale price of a share of our common stock on the last trading day preceding the date of grant or, after February 17, 2004, the closing sale price of a share of our common stock on the date of grant. The exercise price of options may, under certain circumstances, be paid with the proceeds from the sale of shares to be issued upon exercise of such options. A third-party broker assists in the administration of the plans. All options which have been granted, and substantially all options which may be granted, under the plans are nonqualified stock options. Options awarded to employees expire on, among other dates, the date fixed by GrafTech’s Board of Directors, or the Organization, Compensation and Pension Committee at the time the options are granted, but must expire within ten years after the date of grant (except in the case of one plan which provides that options must expire within 12 years of the date of grant). Subject to the limitations with respect to the term and exercise price of the options described above, GrafTech’s Board of Directors or the Organization, Compensation and Pension Committee has the authority to establish the terms and conditions of all awards at the time such awards are granted, including, without limitation, the terms and conditions relating to settlement in cash or shares of our common stock or a combination thereof, performance measures, registration with the SEC, withholding of taxes, transferability, forfeiture and clawback, anti-dilution and other adjustments to reflect dividends and distributions, and exercise. The plans do not expressly permit the repricing or reloading of options. As such, the Board would seek shareholder approval prior to any decision to reprice or reload options. GrafTech has never repriced stock options. Notwithstanding the terms of the plans under the Board and Committee charters, only the Organization, Compensation and Pension Committee may grant awards, or take action with respect to the awards granted, to the Chief Executive Officer and the other named executive officers.

All unvested awards become vested upon the occurrence of a change of control. In addition, we have the right to cancel substantially all outstanding options in the event of a change of control, in which event we are required to pay optionees an amount equal to the difference between the exercise price of the canceled options and the fair market value of the underlying shares. A change of control occurs on:

o	the date on which any person or group becomes the beneficial owner of 15% or more of the then issued and outstanding common stock or voting securities of GrafTech;

o	the date on which any person or group acquires the right to vote on any matter, by proxy or otherwise, with respect to 15% or more of the then issued and outstanding common stock or voting securities of GrafTech;

o	the date, at the end of any two-year period, on which individuals, who at the beginning of such period were directors of GrafTech, or individuals nominated or elected by a vote of two-thirds of such directors or directors previously so elected or nominated, cease to constitute a majority of GrafTech’s Board of Directors;

o	the date on which stockholders of GrafTech approve a complete liquidation or dissolution of GrafTech; or

o	the date on which GrafTech consummates certain reorganizations, mergers, asset sales or similar transactions.

The following table sets forth certain information relating to the shares of common stock that may be issued under our stock-based incentive plans at March 28, 2005.

Equity Compensation Plan Information

	A	B	C
Plan Category	Number Of Securities To Be Issued Upon Exercise Of Outstanding Options Warrants And Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for future Issuance Under Equity Compensation Plans (excluding securities reflected in column A)
Equity compensation plans approved by stockholders (1)	5,769,927	$13.00	483,312
Equity compensation plans not approved by stockholders (2)	5,073,594	$13.41	830,604

Total(3)	10,843,521	$13.19	1,313,916 (4)

(1)	Includes the Management Stock Incentive Plan (Original Version), the 1995 Equity Incentive Plan and a portion of the reserved shares under the Management Stock Incentive Plan (Senior Version). For a description of the material terms of these plans, see “Stock-Based Incentive Plans” on page 21.

(2)	Includes the Management Stock Incentive Plan (Mid-Management Version) and the 1996 Mid-Management Equity Incentive Plan. For a description of the material terms of these plans, see “Stock-Based Incentive Plans” on page 21.

(3)	The weighted average term to expiration is approximately 4.2 years.

(4)	Of these shares, 483,312 shares are available for awards to non-employee directors and officers within the meaning of the rules of the NYSE.

If Proposal Two is approved, the plans described above will be frozen and no future awards under these plans will be made.

Retirement and Benefit Plans

We made a number of changes to our retirement and benefit plans, effective in 2001 and 2003. First, our qualified defined benefit retirement plan was frozen. This means that no additional benefits are accruing under the plan, although benefits previously accrued under the plan will still be payable from the plan when due. In addition, our nonqualified defined benefit retirement plans, which were designed to provide benefits that could not be paid under the qualified defined benefit retirement plan, were also frozen. This means that, for all but a few retirees whose benefits were already being paid under the plans, amounts equal to the lump sum actuarial values of the benefits allocable to the participants in the plans were added to the respective participants’ accounts in our compensation deferral plan. These amounts are unfunded, and these amounts, together with any compensation deferred and other allocations made under our compensation deferral plan, will be paid in accordance with the terms of that plan. The following table sets forth the lump sum amounts that were added to the accounts in the compensation deferral plan for each of the named executive officers.

Name	Lump Sum Benefit Value Transferred to Compensation Deferral Plan
Craig S. Shular	$2,993,141
Corrado F. De Gasperis	45,610
Scott C. Mason	577,718
Karen G. Narwold	151,243
John J. Wetula	76,784

Finally, our third country national plan was terminated, and benefits under the plan were allocated to our compensation deferral plan or our Swiss termination indemnity plan. None of the named executive officers had a benefit under our third country national plan. In lieu of our defined benefit retirement plans, we adopted defined contribution retirement plans consisting of qualified defined contribution retirement plan employer contributions under the Savings Plan and nonqualified defined contribution retirement plan employer allocations under our compensation deferral plan.

Retirement Program. Prior to February 25, 1991, substantially all of our domestic employees participated in the Union Carbide Retirement Program. Effective February 25, 1991, we adopted the UCAR Carbon Retirement Program, which was similar to the Union Carbide Retirement Program at that time and consisted of a qualified defined benefit retirement plan and several nonqualified defined benefit retirement plans. Retirement and death benefits related to employee service through February 25, 1991 are covered by the Union Carbide Retirement Program. Benefits paid by the Union Carbide Retirement Program are based on final average pay through February 25, 1991 plus salary increases (not to exceed 6% per year) through January 26, 1995. All of our employees who retired prior to February 25, 1991 are covered under the Union Carbide Retirement Program. Subject to certain limitations, all service and earnings recognized under the Union Carbide Retirement Program prior to February 25, 1991 are recognized under the UCAR Carbon Retirement Program. The cost of the UCAR Carbon Retirement Program is borne entirely by us. The cost of the Union Carbide Retirement Program is borne entirely by Union Carbide Corporation and its successors.

Prior to January 1, 2002, the UCAR Carbon Retirement Program covered substantially all of our employees in the U.S. and certain U.S. nationals employed by our foreign subsidiaries. Effective as of December 31, 2001, all employees, other than union employees and certain eligible employees (called “Grandfathered Participants”) who elected to remain in our qualified defined benefit retirement plan, had their benefit accruals frozen and, effective January 1, 2002, ceased accruing benefits under our qualified defined benefit retirement plan included within the UCAR Carbon Retirement Program. With respect to the named executive officers, Messrs. Shular and Wetula and Ms. Narwold were eligible to elect, and did elect, to remain in our qualified defined benefit retirement plan. However, the Grandfathered Participants ceased accruing benefits and had their benefit accruals frozen under our qualified defined benefit retirement plan as of March 31, 2003, or in the case of certain union participants, as of April 30, 2003, July 31, 2003 or July 31, 2004. The applicable date when a participant’s benefit accruals were frozen is called the “Benefit Freeze Date.”

Under federal income tax laws, the amount of benefits that can be paid from a qualified defined benefit retirement plan is limited. The UCAR Carbon Retirement Program included nonqualified defined benefit retirement plans for payment of those benefits that could not be paid from our qualified defined benefit retirement plan. Except with respect to years of service as described below for Messrs. Shular and Mason, the practical effect of these nonqualified plans, together with our qualified plan, was to calculate retirement benefits to all employees, including those who are officers, on a uniform basis. As described above, for all but a few people whose benefits were already in pay status, all benefits under our nonqualified defined benefit retirement plans were frozen in 2003, the lump sum actuarial values of such benefits were added to participants’ accounts under our compensation deferral plan and the accrual of additional benefits under our nonqualified defined benefit plans ceased. We have agreed that, for the purpose of calculating Messrs. Shular’s and Mason’s benefits under the UCAR Carbon Retirement Program, Messrs. Shular and Mason will receive credit for 22.5 years and 18.5 years, respectively, of prior service, all of which was with Union Carbide, offset by the amount of benefits receivable under the Union Carbide Retirement Program.

Under the UCAR Carbon Retirement Program, the monthly amount of an employee’s retirement benefit upon retirement at age 65 is a percentage of average monthly compensation received during the 36-month period preceding the Benefit Freeze Date, or the highest average monthly compensation received during any three calendar years in the ten calendar years preceding the Benefit Freeze Date if it would result in a higher amount, multiplied by the number of years of service credit prior to the Benefit Freeze Date, less up to 50.0% of projected primary Social Security benefits and less any public or other GrafTech provided pension (except any military pension or any non-primary benefit under the Social Security Act). An employee who is (1) age 62 or over with ten or more years of service credit or (2) whose age and service credit add up to 85 may voluntarily retire earlier than age 65 with a retirement benefit unreduced because of early retirement, based on years of service credit at the date of retirement. The compensation covered by the UCAR Carbon Retirement Program includes salary and certain variable compensation, including group profit sharing in an amount up to 8.0% through 1999 and 12.0% thereafter until the Benefit Freeze Date of the employee’s base salary.

The following table sets forth the estimated annual benefits payable, based on the indicated credited years of service and the indicated average annual compensation used in calculating benefits, assuming a normal retirement at age 65, under the Union Carbide Retirement Program and the qualified defined benefit retirement plan under the UCAR Carbon Retirement Program on a combined basis. The benefits payable reflected in the following table are calculated on a straight life annuity basis and are subject to an offset for Social Security benefits. As a result of changes to our qualified and non-qualified retirement plans, benefits payable as indicated in the following table will be payable only based on annual compensation and credited years of service through the applicable Benefits Freeze Date, regardless of when the date of retirement occurs and subject to the limitation mentioned above on the amount of benefits that can be paid from a qualified defined benefit retirement plan under federal income tax laws.

Retirement Plan Table

	Years of Service
Average Annual Compensation	15	20	25
$100,000	$22,500	$30,000	$37,500
150,000	33,570	45,000	56,520
250,000	56,520	75,000	93,750
500,000	112,500	150,000	187,500

The following table sets forth, as of the applicable Benefit Freeze Date, the number of years of service credited to the named executive officer under the UCAR Carbon Retirement Program, including the number of such years credited for service with Union Carbide as described above.

Name	Total Number of Years of Service Credited Under UCAR Carbon Retirement Program

Craig S. Shular	26
Corrado F. De Gasperis	4
Scott C. Mason	21
Karen G. Narwold	12
John J. Wetula	21

Savings Plan. We maintain the UCAR Carbon Savings Plan, which is qualified under Sections 401(a) and 401(k) of the Internal Revenue Code of 1986. All of our regular, full-time U.S. employees are eligible to participate in the Savings Plan.

Assets in the Savings Plan are held in four types of accounts: an after-tax account to which participants may make contributions on an after-tax basis; a before-tax account to which participants may make contributions on a pretax basis; a company contribution account to which matching contributions are allocated; and an employer contribution account to which certain additional company contributions are allocated. The maximum employee contribution (pretax and after-tax combined) for any year for any participant is 50.0% of such participant’s compensation (subject to statutory limits).

We make a matching contribution, in the form of shares of our common stock, for each participant who elects to contribute to the Savings Plan. The matching contribution is 100.0% of the first 3.0% of compensation and 50.0% of the next 2.0% of compensation that a participant contributes.

In addition to matching contributions, we make a qualified defined contribution retirement plan employer contribution each year equal to 2.5% of the participant’s compensation up to the social security taxable wage base for the year, plus 5.0% of compensation above the social security wage base (not to exceed the amount of compensation set by statutory limits). A participant becomes fully vested in these qualified defined contribution retirement plan employer contributions once he or she has completed five years of service.

Contributions to the Savings Plan are invested, as the employee directs, in various funds offered under the Savings Plan from time to time, including a fund that invests entirely in our common stock. Amounts invested in our common stock fund, including any matching contributions, may be switched into another investment option at any time. The account balances of participants reflect both their contributions and our contributions as well as the investment performance of the investments in which those amounts are invested. Distributions of account balances from the Savings Plan are generally made upon retirement or other termination of employment, unless deferred by the participant.

Compensation Deferral Plan. We maintain a compensation deferral plan for the benefit of eligible management employees who participate in our variable compensation programs or employees whose benefits under the Savings Plan are limited by the benefit restrictions of Section 415 of the Internal Revenue Code. The plan is effective for compensation that would otherwise be payable on or after January 1, 2000.

Participants are able to defer up to 85.0% of their variable compensation and up to 50.0% of their base salary. Effective March 31, 2003, in each calendar quarter, participants are credited with a matching allocation equal to 100.0% of the first 3.0% and 50.0% of the next 2.0% of the participant’s deferrals of their compensation under the plan to the extent that it exceeds the amount of compensation that may be considered under the UCAR Carbon Savings Plan (in 2004, such amount was $205,000). In addition, participants are credited with nonqualified defined contribution retirement plan employer allocations equal to 5.0% of their compensation in excess of the amount that may be considered under the UCAR Carbon Savings Plan. Participants are immediately vested in the matching allocation and the unfunded lump sum actuarial values described above, but are not vested in the nonqualified defined contribution retirement plan employer allocations until they have completed five years of service.

Deferrals, additions, contributions and allocations to our compensation deferral plan are credited with a rate of return based on various funds, including a fund that tracks the value of our common stock, as the employee directs from time to time. An employee may prospectively change the funds for crediting rates of return at any time. The account balances of participants reflect both their deferrals and our additions, allocations and contributions as well as the rate of return on the funds selected by the participants for those amounts. Distributions of account balances from the plan generally will be made upon retirement or other termination of employment or upon a change in control, unless further deferred by the participant. For purposes of the plan, a change in control is defined in accordance with requirements of the American Jobs Creation Act of 2004.

Benefit Security. Retirement and other benefits are paid out of our general assets, except for payments out of the trusts for our qualified retirement plan and the UCAR Carbon Savings Plan and except for payments out of grantor trusts or funded by the purchase of annuities.

We maintain a grantor trust to assist in providing for payments under our compensation deferral plan and the severance agreements described under “Agreements.” We periodically contribute to the trust cash and shares of our common stock (valued at fair market value at the time of contribution) in an amount equal to all amounts deferred by or contributed or allocated to participants under our compensation deferral plan (excluding lump sum actuarial values added to participants’ accounts in connection with the freeze of our nonqualified defined benefit retirement plans described above). We have also separately contributed 426,400 shares of our common stock to the trust. The trust contains a benefits protection account (to which $250,000 in cash has been contributed) which makes funds available to an administrative committee for the trust to assist participants and their beneficiaries in enforcing their claims with respect to payments under the plans covered by the trust upon a change of control.

We may from time to time contribute assets to or, with the approval of a majority of GrafTech’s Board of Directors, withdraw assets from the trust (other than from the benefits protection account, to which the $250,000 has been contributed), except that no withdrawal can be made after a change of control until all payments under the plans covered by the trust are made. GrafTech’s Board of Directors may amend or terminate the trust at any time prior to a change of control. Upon a change of control, the trust becomes irrevocable, GrafTech is required to make contributions to the trust sufficient to make payments under the plans covered by the trust and the administrative committee is required to use the amounts held in the trust for such purposes. Upon a change of control, no amendment of the trusts may be adopted without the written consent of a majority of the participants and the beneficiaries who are entitled to benefits thereunder. Consistent with the requirements of applicable law, the assets of the trust are subject to the claims of creditors of GrafTech in the event of GrafTech’s insolvency or bankruptcy. For purposes of the trust, a change of control has the same definition as that described with respect to our stock-based incentive plans.

Agreements.     GrafTech’s Board of Directors has approved change of control severance compensation agreements for the named executive officers and other members of senior management. In the case of the named executive officers, the agreements provide for severance compensation equal to 2.99 times the officer’s base salary and, with respect to U.S. employees, extended insurance coverage and reimbursement for certain excise tax liabilities (and income tax liabilities on this reimbursement). The officers are entitled to the compensation if they are terminated (other than for cause) or resign for good reason within three years after a change of control. A change of control has the same meaning under the agreements as it has under the stock incentive plans described above.

Compensation Committee Interlocks and Insider Participation

Neither John R. Hall, R. Eugene Cartledge nor Mary B. Cranston, the members of the Organization, Compensation and Pension Committee during 2004, served as an officer or employee of GrafTech or any of its subsidiaries at any time during or prior to 2004. During 2004, no executive officer of GrafTech served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, an executive officer of which served as a director or member of the Organization, Compensation and Pension Committee.

Stock Performance Graph

The following graph sets forth the cumulative total return to stockholders on an initial investment, as of December 31, 1999, of $100 in GrafTech’s common stock as compared to an initial investment, as of December 31, 1999, of $100 in the Russell 2000 Index and the Dow Jones Industrial Average over the period from December 31, 1999 through December 31, 2004. Total return assumes dividend reinvestment. We previously compared cumulative return to stockholders against the NYSE Industrials Index which the NYSE ceased publishing in January 2004 and the Standard & Poor’s 400 Midcap Index. We believe that the Russell 2000 Index provides a more meaningful comparison than the Standard & Poor’s 400 Midcap Index. The performance shown on the graph is not necessarily indicative of future performance.

	31 Dec 00	31 Dec 01	31 Dec 02	31 Dec 03	31 Dec 04

GRAFTECH INTERNATIONAL LTD	$54.74	$60.07	$33.46	$75.79	$53.11
RUSSELL 2000 INDEX	$97.09	$99.64	$79.25	$116.71	$138.22
DOW JONES INDUSTRIAL AVERAGE	$95.29	$90.12	$76.59	$98.24	$103.45

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth, at March 28, 2005, the number and percentage of issued and outstanding shares of our common stock owned, both actually and beneficially as determined pursuant to the rules promulgated by the SEC, by:

o	each stockholder known by us to own more than 5% of the issued and outstanding shares of our common stock;

o	each director;

o	each of the named executive officers; and

o	all of the directors and executive officers as a group.

The number of shares of our common stock issued and outstanding as of March 28, 2005 was 98,105,912 shares. There are approximately 13,570,560 shares of Common Stock that could become outstanding upon conversion of our Convertible Debentures.

Beneficial Owner	Number of Shares Actually Owned(a)	Percentage of Outstanding Shares (Actual Ownership)	Total Number of Shares Beneficially Owned, Including Shares Actually Owned(b)		Percentage of Outstanding Shares (Beneficial Ownership, Including Shares Actually Owned)

Wellington Management Company, LLP(c) 75 State St Boston, MA 02109	13,575,384	13.8%	13,575,384		13.8%
Pioneer Investment Management, Inc.(c) 60 State Street Boston, MA 02109	912,394	*	8,455,816	(d)	8.62%
Strong Capital Management, Inc.(c) 100 Heritage Reserve Menomonee Falls, WI 53051	5,721,911	5.83%	5,721,911		5.83%
Reed Conner & Birdwell, LLC(c) 11111 Santa Monica Boulevard, Suite 1700 Los Angeles, CA 90025	5,593,455	5.70%	5,593,455		5.70%
Craig S. Shular	81,441	*	448,441		*
Corrado F. De Gasperis(e)	93,172	*	336,672		*
Scott C. Mason	31,688	*	248,688		*
Karen G. Narwold	18,917	*	216,496		*
John J. Wetula	2,435	*	169,735		*
R. Eugene Cartledge	48,121	*	97,951		*
Mary B. Cranston(f)	14,127	*	63,658		*
John R. Hall	24,511	*	72,161		*
Harold E. Layman	10,000	*	28,635		*
Ferrell P. McClean(g)	21,785	*	48,406		*
Michael C. Nahl	16,200	*	68,230		*
Frank A. Riddick, III	5,000	*	10,921		*
Directors and executive officers as a group (12 persons)	367,397	*	1,809,994		1.84%

*	Represents holdings of less than 1%.

(a)	Under the Savings Plan and our compensation deferral plan, contributions and allocations to employee accounts are invested in various funds, in the discretion of the employees, including a fund that invests entirely in our common stock.

Each unit in our common stock fund approximates one share of our common stock. The preceding table includes, for each executive officer, the following number of units held in such fund as follows: Mr. Shular, 62,131 units; for Mr. De Gasperis, 70,298 units; for Mr. Mason, 14,935 units; for Ms. Narwold, 8,093 units; and, for Mr. Wetula, 2,435 units.

(b)	Includes shares issuable upon exercise of options that are exercisable as of March 28, 2005 or became exercisable within 60 days thereafter as follows: for Mr. Shular, 367,000 options, all of which are out-of-the-money; for Mr. De Gasperis, 243,500 options, all of which are out-of-the-money; for Mr. Mason, 217,000 options, all of which are out-of-the-money; for Ms. Narwold, 197,579 options, all of which are out-of-the-money; for Mr. Wetula, 167,300 options, all of which are out-of the money; for Mr. Cartledge, 49,830 options, 37,030 of which are out-of-the-money; for Ms. Cranston, 49,531 options, 36,731 of which are out-of-the-money; for Mr. Hall, 47,650 options, 34,850 of which are out-of-the-money; for Mr. Layman, 18,635 options, 3,500 of which are out-of-the-money; for Ms. McClean, 26,621 options, 13,821 of which are out-of-the-money; for Mr. Nahl, 52,030 options, 39,230 of which are out-of-the-money; for Mr. Riddick, 5,921 options, all of which are out-of-the-money; and for directors and named executive officers as a group, 1,442,597 options, 1,363,462 of which are out-of-the-money.

(c)	Based solely upon the number of shares reported in the most recent amended Schedule 13G, Schedule 13D or Schedule 13F filed through March 28, 2005 by such stockholder with the SEC. Such stockholder may be part of a group which filed a Schedule 13G or Schedule 13D jointly. We have not made any independent determination as to beneficial ownership of any such stockholders and are not restricted in any determination we may make by reason of inclusion of such stockholder or its shares in this table.

(d)	Includes 7,543,422 shares issuable upon conversion of our 1 5/8% Convertible Senior Debentures.

(e)	Includes 11,500 shares owned by Mr. De Gasperis’ spouse.

(f)	Includes 2,000 shares owned by the Mary & Harold Cranston Family Trust, of which Ms. Cranston is Trustee.

(g)	Includes 10,000 shares owned by Ms. McClean’s spouse and 3,400 shares held by Ms. McClean’s individual retirement account, all of which Ms. McClean disclaims beneficial ownership.

OTHER INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires GrafTech’s directors and officers and holders of more than 10% of the issued and outstanding shares of our common stock to file with the SEC initial reports of ownership, and reports of changes in ownership, of common stock and other equity securities of GrafTech. GrafTech believes that, during 2004, its directors and officers and holders of more than 10% of the issued and outstanding shares of our common stock complied with all reporting requirements under Section 16(a).

Limitations on Soliciting Material, Liabilities and Incorporation by Reference

In accordance with the rules and regulations of the SEC, the following information set forth in this proxy statement shall not be deemed to be soliciting material within the meaning of Regulations 14A and 14C under the Exchange Act, filed with the SEC under the Exchange Act or otherwise subject to Regulations 14A or 14C or the liabilities of Section 18 of the Exchange Act and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, notwithstanding any general incorporation by reference of this proxy statement into any other document filed with the SEC:

o	information under “The Board of Directors” beginning page 8 and “Board Committee Membership Roster” on page 13 regarding the independence or expertise of any particular director;

o	information under “Audit and Finance Committee Report” beginning page 14 and “Organization, Compensation and Pension Committee Report” beginning page 16; and

o	information under “Stock Performance Graph ” on page 26.

PROPOSAL TWO:  APPROVAL OF THE GRAFTECH 2005 EQUITY INCENTIVE PLAN

General

Stockholders of GrafTech are being asked to approve the GrafTech International Ltd. 2005 Equity Incentive Plan (“2005 Plan”). If approved by Stockholders, the 2005 Plan will replace the GrafTech Management Stock Incentive Plan (Original Version), Management Stock Incentive Plan (Senior Version), Management Stock Incentive Plan (Mid-Management Version), 1995 Equity Incentive Plan and 1996 Mid-Management Equity Incentive Plan (collectively, the “Existing Plans”) which will be frozen and will remain in effect only to the extent of awards outstanding under such Existing Plans as of May 25, 2005 (no future awards under the Existing Plans will be made). Additional shares would become available for awards under the 2005 Plan only if stock options or stock grants currently outstanding under the Existing Plans expire or are canceled or forfeited before they are exercised or vest, respectively, and limited to the extent of the current outstanding awards. GrafTech’s Board of Directors unanimously approved the 2005 Plan on April 12, 2005, and directed that it be submitted to the Stockholders for approval at GrafTech’s 2005 Annual Meeting.

The purpose of the 2005 Plan is to promote the interests of GrafTech and its stockholders by strengthening GrafTech’s ability to attract, motivate, and retain personnel upon whose judgment, initiative, and efforts the financial success and growth of the business of GrafTech largely depend, to offer such personnel additional incentives to put forth maximum efforts for the success of the business, and to afford them an opportunity to acquire a proprietary interest in GrafTech through stock ownership and other rights. If approved, the 2005 Plan will be an important component of the total compensation package offered to employees and directors, reflecting the importance that GrafTech places on motivating and rewarding superior results with long-term, performance-based incentives.

The Board believes that the continued use of the Existing Plans is less desirable than moving to a new plan, especially in light of changes to the NYSE listing rules and other tax and regulatory changes since the adoption of the Existing Plans. Accordingly, the Board recommends that stockholders vote FOR the proposal to approve the GrafTech 2005 Equity Incentive Plan.

Description of the 2005 Plan

The following is a summary of the principal features of the 2005 Plan and its operation and is qualified by reference to the full text of the 2005 Plan, a copy of which is attached as Appendix A to this proxy statement.

Administration.        The 2005 Plan is administered by the Organization, Compensation & Pension Committee (“Committee”) as the administrator of the 2005 Plan. The Committee is composed of at least two directors who qualify as “outside directors” under Section 162(m) of the Internal Revenue Code of 1986 (“Code”) and/or as “non-employee directors” under Rule 16b-3 promulgated under the Securities Exchange Act of 1934. Subject to the terms of the 2005 Plan, the Committee has the power to select the executive officers (including “covered employees” as defined in Code Section 162(m)) who are eligible to receive awards under the 2005 Plan, the type and amount of incentive awards to be awarded, and the terms and conditions of such awards and to otherwise approve the total amount of awards that may be granted to different levels of employees in GrafTech. The Committee may delegate its authority under the 2005 Plan described in the preceding sentence to officers or other employees of GrafTech, but may not take any action in contravention of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, the performance-based compensation exception under Code Section 162(m), or the Sarbanes-Oxley Act of 2002. The Committee also has the authority to interpret the 2005 Plan and establish, amend or waive rules necessary or appropriate for the administration of the 2005 Plan.

Eligibility.        Any employee of GrafTech or a subsidiary of GrafTech and, in the case of awards other than Incentive Stock Option Awards, any independent contractor, consultant or advisor providing services to GrafTech or any of its subsidiaries who is specifically identified by the Committee, and any non-employee director of GrafTech or a subsidiary of GrafTech is eligible to receive awards under the 2005 Plan. While all of our employees, non-employee directors, independent contractors, advisors and consultants would be eligible to participate in the 2005 Plan, it is expected that most awards under the 2005 Plan would be made to our senior officers, managers, and technical and professional personnel.

Shares Subject to the 2005 Plan. The maximum number of shares of GrafTech’s common stock, par value $0.01 per share, that may be delivered pursuant to awards granted under the 2005 Plan is 4,800,000 shares of common stock, plus any shares of common stock that are represented by awards outstanding under the Existing Plans on May 25, 2005 that are subsequently forfeited or terminated, expire unexercised, lapse or are otherwise canceled in a manner such that the shares of common stock covered by such awards would be available for future awards under the Existing Plans. Any shares subject to an award under the 2005 Plan that are forfeited or terminated, expire unexercised, lapse or are otherwise canceled in a manner such that the shares of common stock covered by such award are not issued may be used again for awards under the 2005 Plan. The maximum number of shares deliverable pursuant to awards granted under the 2005 Plan is subject to adjustment by the Committee in the event of certain dilutive changes in the number of outstanding shares. Upon stockholder approval of the 2005 Plan, the Existing Plans will no longer be available for use for new awards.

Amendment of the 2005 Plan. The Board of Directors has the power and authority to terminate or amend the 2005 Plan at any time; provided, however, that, to the extent that the Board of Directors determines that the listing requirements of any national securities exchange or quotation system on which GrafTech’s common stock is then listed or quoted, or the Code or regulations promulgated thereunder, require stockholder approval in order to maintain compliance with such listing requirements or to maintain any favorable tax advantages or qualifications, then the 2005 Plan shall not be amended without approval of GrafTech’s stockholders. No amendment to the 2005 Plan may adversely affect any rights of a holder of an outstanding award under the 2005 Plan without such holder’s consent.

The 2005 Plan contains limitations with respect to awards that may be made. If stockholders approve the 2005 Plan, the following limitations will apply to any awards made under the 2005 Plan:

Transferability. Rights under any award granted under the 2005 Plan may be transferred only as may be approved by the Committee. However, nonqualified stock options will in all events be nontransferable otherwise than by will or the laws of descent and distribution.

Change in Control. It is expected that the award agreements will provide that in the event of a “Change in Control”, all outstanding awards will become 100% vested, free of all restrictions, immediately and fully exercisable, and deemed earned in full and payable as of the day immediately preceding the Change in Control.

Award Agreements and Term. All awards under the 2005 Plan will be authorized by the Committee and evidenced by an award agreement setting forth the terms and conditions of such award. An award agreement may, but need not be, executed or acknowledged by GrafTech or the recipient of the award. No new awards may be granted under the 2005 Plan after ten years from the date on which it is approved by the stockholders.

Stock Options. A grant of a stock option entitles a participant to purchase from GrafTech a specified number of shares of GrafTech’s common stock at a specified price per share. In the discretion of the Committee, stock options may be granted as nonqualified stock options or incentive stock options, but incentive stock options may only be granted to employees of GrafTech or a subsidiary. No stock options may be exercisable for more than ten years from the date of grant.

The Committee may fix any price as the purchase price per share of GrafTech’s common stock which may be purchased under a stock option. However, the purchase price per share of common stock which may be purchased under a stock option must be at least equal to the fair market value of GrafTech’s common stock on the date of grant. The exercise price for shares of common stock acquired on exercise of a stock option must be paid in cash or, if approved by the Committee, by (i) delivery of shares of GrafTech’s common stock that have been held by the optionee for at least six months with a fair market value equal to the exercise price of the stock option, (ii) the withholding of shares that would otherwise be issuable upon exercise, (iii) participation in a broker-assisted “cashless exercise” arrangement, or (iv) payment of any other form of consideration acceptable to the Committee.

Stock Appreciation Rights (SARs). The grant of an SAR provides the holder with the right to receive a payment in shares of GrafTech’s common stock equal to the excess of the fair market value of a specified number of shares of common stock on the date the SAR is exercised over a SAR price specified in the applicable award agreement. The SAR price specified in an award agreement must be equal to or greater than the fair market value of GrafTech’s common stock on the date of the grant of the SAR. No SAR may be exercisable for more than ten years from the date of grant.

Restricted Stock. A grant of restricted stock is an award of shares of GrafTech’s common stock subject to restrictions or limitations set forth in the 2005 Plan and in the related award agreement. The award agreement for restricted stock will specify the time or times within which such award may be subject to forfeiture and any performance goals or employment goals that must be met in order to remove any restrictions on such award. Except for limitations on transfer or limitations set forth in the applicable award agreement, holders of restricted stock shall have all of the rights of a shareholder of GrafTech, including the right to vote the shares, and, if provided in the applicable award agreement, the right to receive any dividends thereon.

Other Awards. The Committee may grant to any participant other forms of awards payable in shares of GrafTech’s common stock or cash including Phantom Stock Awards and Deferred Stock Awards. The terms and conditions of such other form of award shall be specified by the applicable award agreement. Such other awards may be granted for no cash consideration, other than services already rendered, or for such other consideration as may be specified by the award agreement.

Performance-Based Awards. Awards may be granted under the 2005 Plan that are subject to the attainment of pre-established performance goals over a specified performance period. Performance-based awards may be payable in stock or cash. The award agreement for a performance-based award will specify the performance period, the performance goals to be achieved during the performance period, and the maximum or minimum settlement values. Performance goals set by the Committee may relate to earnings per share, total stockholder return, return on stockholders’ equity, cash flows, cumulative return on net assets and other objective performance criteria set forth in the 2005 Plan that the Committee believes to be relevant to GrafTech’s business.

Termination of Employment, Death, Disability and Retirement. The Committee shall specify in each award agreement the terms and conditions for becoming vested in, and exercising (where applicable), awards upon the termination of a participant’s employment, death, disability and retirement.

Federal Income Tax Consequences

The following is a general summary as of the date of this proxy statement of the United States federal income tax consequences associated with the grant of awards under the 2005 Plan. The federal tax laws may change and the federal, state and local tax consequences for any participant will depend upon his or her individual circumstances. Also, this information may not be applicable to employees of foreign subsidiaries or to participants who are not residents of the United States. Participants have been and are encouraged to seek the advice of a qualified tax advisor regarding the tax consequences of participation in the 2005 Plan.

Nonqualified Stock Options. A participant receiving a nonqualified stock option will not recognize income and GrafTech will not be allowed a deduction at the time the option is granted. When a participant exercises a nonqualified stock option, the participant will have ordinary income equal to the excess, if any, of the fair market value of the stock on the date of exercise over the option price. GrafTech will be entitled to a deduction for federal income tax purposes in an equal amount. When a participant disposes of shares acquired by the exercise of the option, any amount received in excess of the fair market value of the shares on the date of exercise will be treated as short-term or long-term capital gain, depending upon whether the participant held the shares for more than one year following the exercise of the option. If the amount received is less than the fair market value of the shares on the date of exercise, the loss will be treated as short-term or long-term capital loss, depending upon whether the participant held the shares for more than one year following the exercise of the option.

Incentive Stock Options. Incentive stock options granted under the 2005 Plan are intended to meet the requirements of Code Section 422 to qualify as “incentive stock options.” A participant receiving a grant of incentive stock options will not recognize income and GrafTech will not be allowed a deduction at the time such an option is granted. When a participant exercises an incentive stock option while employed by GrafTech or its subsidiary or within the three-month (one year for disability) period after termination of employment, no ordinary income will be recognized by the participant at that time (and no deduction will be allowed to GrafTech) but the excess of the fair market value of the shares acquired by such exercise over the option price will be taken into account in determining the participant’s alternative minimum taxable income for purposes of the federal alternative minimum tax. If the shares acquired upon exercise are not disposed of until more than two years after the date of grant and one year after the date of transfer of the shares to the participant (statutory holding periods), the excess of the sale proceeds over the aggregate option price of such shares will be taxable as long-term capital gain, and GrafTech will not be entitled to any federal income tax deduction. Except in the event of death, if the shares are disposed of prior to the expiration of the statutory holding periods (a “Disqualifying Disposition”), the excess of the fair market value of such shares at the time of exercise over the aggregate option price (but not more than the gain on the disposition if the disposition is a transaction on which a loss, if sustained, would be recognized) will be ordinary income at the time of such Disqualifying Disposition (and GrafTech or its subsidiary will be entitled to a federal tax deduction in a like amount), and the balance of the gain, if any, will be capital gain (short-term or long-term depending upon whether the participant held the shares for more than one year following the exercise of the option). To the extent that the aggregate fair market value of stock (determined on the date of grant) with respect to which incentive options become exercisable for the first time during any calendar year exceeds $100,000, such excess options will be treated as nonqualified options.

Payment Using Shares. If a participant pays the exercise price of a nonqualified or incentive stock option with previously-owned shares of GrafTech’s common stock and the transaction is not a Disqualifying Disposition, the shares received equal to the number of shares surrendered are treated as having been received in a tax-free exchange. The shares received in excess of the number surrendered will not be taxable if an incentive stock option is being exercised, but will be taxable as ordinary income to the extent of their fair market value if a nonqualified stock option is being exercised. The participant does not recognize income and GrafTech receives no deduction as a result of the tax-free portion of the exchange transaction. If the use of previously acquired incentive stock option shares to pay the exercise price of another incentive stock option constitutes a Disqualifying Disposition, the tax results are as described in the preceding paragraph. The income treatment will apply to the shares disposed of, but will not affect the favorable tax treatment of the shares received.

Restricted Stock. While a Restricted Stock Award remains unvested or otherwise subject to a substantial risk of forfeiture, a participant will not recognize compensation income and GrafTech will not be allowed a deduction. When an award vests or otherwise ceases to be subject to a substantial risk of forfeiture, the excess of the fair market value of the award on the date of vesting or the cessation of the substantial risk of forfeiture over the amount paid, if any, by the participant for the award will be ordinary income to the participant and will be claimed as a deduction for federal income tax purposes by GrafTech. Upon disposition of the shares received, the gain or loss recognized by the participant will be treated as capital gain or loss, and the capital gain or loss will be short-term or long-term depending upon whether the participant held the shares for more than one year following the vesting or cessation of the substantial risk of forfeiture. However, by filing a Section 83(b) election with the Internal Revenue Service within 30 days after the date of grant, a participant’s ordinary income and commencement of holding period and GrafTech’s deduction will be determined as of the date of grant. In such a case, the amount of ordinary income recognized by such a participant and deductible by GrafTech will be equal to the excess of the fair market value of the award as of the date of grant over the amount paid, if any, by the participant for the award. If such election is made and a participant thereafter forfeits his or her award, no refund or deduction will be allowed for the amount previously included in such participant’s income.

Stock Appreciation Rights and Phantom Stock Awards. A participant granted SARs, phantom stock awards or performance awards under the 2005 Plan generally will not recognize income and GrafTech will not be allowed a deduction at the time such award is granted. When a participant receives payment upon the exercise of a SAR or upon becoming vested in a Phantom Stock Award, the amount paid to the participant for the award will be ordinary income to the participant and will be claimed as a deduction for federal income tax purposes by GrafTech.

Certain Limitations on Deductibility of Executive Compensation. With certain exceptions, Code Section 162(m) denies a deduction to a publicly held corporation for compensation paid to certain executive officers in excess of $1 million per executive per taxable year (including any deduction with respect to the exercise of a nonqualified stock option or stock appreciation right, or the disqualifying disposition of stock purchased pursuant to an incentive stock option). One such exception applies to certain performance-based compensation, provided that such compensation has been approved by stockholders in a separate vote and certain other requirements are met. If approved by our stockholders, we believe that the nonqualified stock options, stock appreciation rights, and other performance-based awards granted under the 2005 Plan should qualify for the performance-based compensation exception to Section 162(m).

Requirements Regarding “Deferred Compensation.” Certain of the benefits under the 2005 Plan may constitute “deferred compensation” within the meaning of Code Section 409A, a recently enacted provision governing “nonqualified deferred compensation plans.” Failure to comply with the requirements of Section 409A regarding participant elections and the timing of payment distributions could result in the affected participants being required to recognize ordinary income for federal tax purposes earlier than expected, and to be subject to substantial penalties.

ERISA.    GrafTech believes that the 2005 Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974 (ERISA) and is not qualified under Code Section 401(a).

Awards Granted under the 2005 Plan

As of the date of this proxy statement, no awards have been granted under the 2005 Plan. All executive officers, employees and directors would be eligible to participate in the 2005 Plan and, because the Committee has the discretion to grant awards under the 2005 Plan, it is not possible to determine future awards that will be received by executive officers, employees and directors under the 2005 Plan.

APPENDIX A

GRAFTECH INTERNATIONAL LTD.

2005 EQUITY INCENTIVE PLAN

1.     Purpose of this Plan

        This Plan has been adopted to promote the interests of the Corporation and its stockholders by strengthening the ability of the Company to attract, motivate and retain directors, employees and others in a position to affect the financial and operational performance of the Company.

2.     Definitions

        Wherever the following capitalized terms are used in this Plan, they shall have the meanings specified below:

        (a)        “Affiliate,” and correlative terms, means, with respect to any Person, (i) any other Person that directly or indirectly Controls, is Controlled by or is under common Control with such Person or (ii) any director, officer, partner or employee of such Person or any Person specified in clause (i) above.

        (b)        “Award” means an Option Award, a Restricted Stock Award, a Stock Appreciation Right Award, a Phantom Stock Award, a Deferred Stock Award, a Performance Share Award, a Performance Unit Award, a Substitute Award or other awards granted under this Plan.

        (c)        “Award Agreement” means a written agreement between the Corporation and a Participant with respect to an Award granted to such Participant, which may, but need not, be executed or acknowledged by such Participant.

        (d)        “Board” means the Board of Directors of the Corporation.

        (e)        “CEO” means the Chief Executive Officer of the Corporation.

        (f)        A “Change in Control” shall be deemed to occur if any of the following events or circumstances shall occur:

    (i)    any “person” or “group” within the meaning of Section 13(d) or 14(d)(2) of the Exchange Act becomes the beneficial owner of 15% or more of the then outstanding Common Stock or 15% or more of the then outstanding voting securities of the Corporation;

    (ii)    any “person” or “group” within the meaning of Section 13(d) or 14(d)(2) of the Exchange Act acquires by proxy or otherwise the right to vote on any matter or question with respect to 15% or more of the then outstanding Common Stock or 15% or more of the combined voting power of the then outstanding voting securities of the Corporation;

    (iii)    Present Directors and New Directors cease for any reason to constitute a majority of the Board (and, for purposes of this clause (iii), “Present Directors” shall mean individuals who at the beginning of any consecutive twenty-four month period were members of the Board and “New Directors” shall mean individuals whose election by the Board or whose nomination for election as directors by the Corporation’s stockholders was approved by a vote of at least two-thirds of the directors then in office who were Present Directors or New Directors);

(iv) the stockholders of the Corporation approve a plan of dissolution or complete or substantially complete liquidation of Corporation; or

(v) any consummation of:

    (1)               a reorganization, restructuring, recapitalization, reincorporation, merger or consolidation of the Corporation (a “Business Combination”) unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners of the Common Stock and the voting securities of the Corporation outstanding immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the common equity securities and the combined voting power of the voting securities of the corporation or other entity resulting from such Business Combination outstanding after such Business Combination (including, without limitation, a corporation or other entity which as a result of such Business Combination owns the Corporation or all or substantially all of the assets of the Corporation or the Company either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of outstanding Common Stock and the combined voting power of the outstanding voting securities of the Corporation, respectively, (B) no “person” or “group” within the meaning of Section 13(d) or 14(d)(2) of the Exchange Act (excluding (x) any corporation or other entity resulting from such Business Combination and (y) any employee benefit plan (or related trust) of the Company or any corporation or other entity resulting from such Business Combination) beneficially owns 15% or more of the common equity securities or 15% or more of the combined voting power of the voting securities of the corporation or other entity resulting from such Business Combination outstanding after such Business Combination, except to the extent that such beneficial ownership existed prior to such Business Combination with respect to the Common Stock and the voting securities of the Corporation, and (C) at least a majority of the members of the board of directors (or similar governing body) of the corporation or other entity resulting from such Business Combination were members of the Board at the earliest of the time of the execution of the initial agreement providing for such Business Combination or at the time of the action of the Board approving such Business Combination or at the time of action of the stockholders approving such Business Combination; or

    (2)        any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Corporation or Company, whether held directly or indirectly through one or more subsidiaries (excluding any pledge, mortgage, grant of security interest, sale-leaseback or similar transaction, but including any foreclosure sale).

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur pursuant to clause (d)(i) or (d)(ii) above, solely because 15% or more of the then outstanding Common Stock or the then outstanding voting securities of the Corporation is or becomes beneficially owned or is directly or indirectly held or acquired by one or more employee benefit plans (or related trusts) maintained by the Company. For purposes of this definition, references to “beneficial owner” and correlative phrases shall have the same definition as set forth in Rule 13d-3 under the Exchange Act (except that ownership by underwriters (including when acting as initial purchasers in a private offering) solely for purposes of a distribution or offering shall not be deemed to be “beneficial ownership”) and references to the Exchange Act or rules or regulations thereunder mean those in effect on January 1, 2005.

        (g)        “Code” means the Internal Revenue Code of 1986, as amended (including any successor statute), and the rules, regulations and official guidance thereunder. References to specific Sections of the Code shall include any successor provisions and the rules, regulations and official guidance under such Sections or successor provisions, as applicable.

        (h)        “Compensation Committee” means the Organization, Compensation & Pension Committee of the Board and any other “compensation committee” (within the meaning of the rules of the NYSE then in effect) of the Board that performs the same functions as such Organization, Compensation and Pension Committee in respect of this Plan.

        (i)        “Common Stock” means the common stock of the Corporation.

        (j)        “Company” means the Corporation, the Subsidiaries and its and their Affiliates, individually or collectively as may be appropriate in the applicable circumstances.

        (k)        “Control,” and correlative words, with respect to any Person, mean the ability of another Person to control or direct the management, actions or policies of such Person, whether by ownership of voting securities, by contract or otherwise.

        (l)        “Corporate Event” has the meaning set forth in Section 3.1.

        (m)        “Corporation” means GrafTech International Ltd.

        (n)        “Date of Change in Control” means the earlier of (i) the date of a Change in Control or (ii) the date of the first public announcement by the Corporation or by a third party of a commitment or intention to commence or undertake any transaction or series of transactions which, if consummated, would result in a Change in Control.

        (o)        “Deferred Stock Award” means an Award granted pursuant to Section 10, representing an unfunded and unsecured right to receive a Share in accordance with the terms of this Plan and the applicable Award Agreement.

        (p)        “Detrimental Conduct” means activities which have been, are or would reasonably be expected to be detrimental to interests of the Company, as determined in the sole and good faith judgment of the Board. Such activities include unlawful conduct under securities, antitrust, tax or other laws, improper disclosure or use of confidential or proprietary information or trade secrets, competition with or improper taking of a corporate opportunity of any business of the Company, failure to cooperate in any investigation or legal proceeding, or misappropriation of property.

        (q)        “Directors Deferral Program” means a program (initially adopted under the GrafTech International Ltd Management Stock Incentive Plan (Senior Management Version)) under which members of the Board may elect to receive awards of deferred stock related to Shares in lieu of cash payments of retainers, meeting fees and other amounts. After the Effective Date, the Directors Deferral Program will continue under this Plan.

        (r)        “Disability,” unless otherwise provided in the applicable Award Agreement, means a disability for purposes of the then current or most recent UCAR Carbon Long-Term Disability Plan (or successor plan, if any), regardless of whether the relevant Person is or would have been covered thereby.

        (s)        “Dividend Equivalent” means an amount equal to cash dividends and distributions that are payable during the period beginning on the day after the Grant Date and ending on the Settlement Date in respect of the applicable Award.

        (t)        “Effective Date” means the date of approval of this Plan, as set forth in Section 17.1.

        (u)        “Eligible Person” means any Employee and, in the case of Awards other than Incentive Stock Option Awards, (i) any consultant, adviser or other independent contractor providing services to the Company who is specifically identified by the Compensation Committee and (ii) any non-employee director of the Company.

        (v)        “Employee” means any Person who is employed by the Company.

        (w)        “Exchange Act” means, except as otherwise provided in Section 2(f), the Securities Exchange Act of 1934, as amended (including any successor statute), and the rules and regulations thereunder.

        (x)        “Exercise Date” or “Settlement Date,” with respect to any Award, unless otherwise provided in the applicable Award Agreement, means (i) the date on which such Award is properly exercised, or on which a proper election to have such Award settled or to have payment or delivery made thereunder, by the Participant, (ii) the date on which payment or delivery under such Award becomes due pursuant to the terms thereof or (iii) the date so designated in respect of such Award by the Compensation Committee under Section 4.4, as applicable.

        (y)        “Exercise Price” or “Award Price,” with respect to any Award, means the exercise, base or purchase price (if any) in respect thereof.

        (z)        “Fair Market Value” of a share of Common Stock as of any date means the closing price (or, if there is none, the average of the closing bid and asked prices) of a share of Common Stock on such date as reported by the NYSE (or, if such date is a day on which the NYSE is not open for trading, on the next succeeding day on which the NYSE is open for trading).

        (aa)        “Grant Date” means the date specified by the Compensation Committee on which a grant of an Award to a Participant shall become effective, which shall not be earlier than the date on which the Compensation Committee takes action with respect thereto.

        (bb)        “Incentive Stock Option” means an option to purchase Shares granted pursuant to Section 6 that is intended to qualify and in fact qualifies as an incentive stock option under Sections 421 and 422 of the Code.

        (cc)        “NYSE” means the New York Stock Exchange or, if the principal securities exchange or market on which the Common Stock is then listed or traded is not the New York Stock Exchange, the principal securities exchange or market on which it is then so listed or traded.

        (dd)        “Nonqualified Stock Option” means an option to purchase Shares granted pursuant to Section 6 that is not an Incentive Stock Option.

        (ee)        “Option” means an Incentive Stock Option or a Nonqualified Stock Option.

        (ff)        “Option Award” means an Award of an Incentive Stock Option or a Nonqualified Stock Option granted pursuant to Section 6.

        (gg)        “Participant” means any Eligible Person who holds an outstanding Award granted under this Plan.

        (hh)        “Performance Measures” means one or more performance criteria, which may be applied with respect to an individual Participant, the Corporation, any Subsidiary, the Company or any division, line of business or functional or business unit and which may be measured on an absolute, adjusted or relative basis, including: earnings or earnings per share; stockholder return; return on capital, investment or stockholders’ equity; cash flow or throughput; EBIT or EBITDA; return on assets employed; gross margin; operating profit; working capital; market share; net worth; inventory turnover; completion of significant projects or implementation of significant new processes; and achievement of strategic milestones. For Awards which are Section 162(m) Awards, “Performance Measures” means those that satisfy the requirements of and are adopted as required by Section 162(m). For Awards which are not Section 162(m) Awards, “Performance Measures” means those prescribed by the Compensation Committee, in its sole discretion. The Compensation Committee shall, in the manner and to the extent that it deems appropriate and equitable, in its sole discretion, cause an adjustment to be made in a Performance Measure to reflect a material change in the circumstances involving the relevant Participant, Subsidiary, division, line of business or functional or business unit or involving the Corporation or the Company, as applicable.

        (ii)        “Performance Share Award” means an Award granted pursuant to Section 11, representing the unfunded and unsecured right to receive Shares contingent upon the achievement of one or more Performance Measures, in accordance with this Plan and the applicable Award Agreement.

        (jj)        “Performance Unit Award” means an Award granted pursuant to Section 11, representing the unfunded and unsecured right to receive one or more units, denominated in Shares or cash or a combination thereof, contingent upon achieving one or more Performance Measures, in accordance with this Plan, the applicable Award Agreement and Section 409A.

        (kk)        “Person” means an individual, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

        (ll)        “Phantom Stock Award” means an Award granted pursuant to Section 9, representing the unfunded and unsecured right to receive cash in an amount equal to the Fair Market Value of Shares in accordance with this Plan and the applicable Award Agreement.

        (mm)        “Plan” means this GrafTech International Ltd. 2005 Equity Incentive Plan, as amended from time to time.

        (nn)        “Restricted Stock Award” means an Award granted pursuant to Section 8, representing the unfunded and unsecured right to receive a Share in accordance with this Plan and the applicable Award Agreement.

        (oo)        “Retirement,” unless otherwise provided in the applicable Award Agreement, means voluntary termination from employment with the Company at any time after attaining age 50 with at least ten years of employment with the Company.

        (pp)        “Section 162(m)” means Section 162(m) of the Code.

        (qq)        “Section 162(m) Award” means any Award that is intended to qualify and in fact qualifies for the performance-based compensation exemption to the application of the $1 million deduction limit under Section 162(m).

        (rr)        “Section 409A” means Section 409A of the Code.

        (ss)        “Share” means a share of Common Stock.

        (tt)        “Securities Act” means the Securities Act of 1933, as amended (including any successor statute), and the rules and regulations thereunder.

        (uu)        “Stock Appreciation Right Award” or “SAR Award” means an Award granted pursuant to Section 7, representing the unfunded and unsecured right to receive Shares, with a Fair Market Value equal to the excess (if any) specified in Section 7, in accordance with this Plan and the applicable Award Agreement.

        (vv)        “Subsidiary” means a Person that is Controlled, directly or indirectly, by the Corporation or any Affiliate of the Corporation; provided, however, that, with respect to Incentive Stock Options, the term “Subsidiary” shall include only a Person that qualifies under Section 424(f) of the Code as a “subsidiary corporation” with respect to the Corporation.

        (ww)        “Substitute Award” means an Award granted pursuant to Section 3.2 solely in connection with the assumption of, or in substitution for, outstanding awards previously granted by a Person acquired by the Company or with which the Company merges or combines.

        (xx)        “Terminated Plans” means the various versions of the Management Stock Incentive Plans of the Corporation, the 1996 Mid-Management Equity Incentive Plan of the Corporation and the 1995 Equity Incentive Plan of the Corporation, in each case as in effect on the Effective Date. The term "Terminated Plans" does not include the Directors Deferral Program. After the Effective Date, no further awards shall be granted under any of the Terminated Plans.

        (yy)        “Transfer,” and correlative words, means, with respect to any Award, the gift, sale, assignment, transfer, pledge, hypothecation or other disposition (whether for or without consideration and whether voluntary, involuntary or by operation of law) of such Award or any interest therein.

3.     Shares Subject to this Plan

        3.1     Number of Shares. Subject to Sections 3.2 and 3.3, the aggregate number of Shares that may be delivered under this Plan is 4,800,000 Shares. The Shares delivered under this Plan may consist of authorized but unissued Shares or issued Shares that have been reacquired by the Company.

        3.2     Calculation of Shares. To the extent that any Award is forfeited or cancelled, or expires or is otherwise surrendered or returned to the Company or terminated, prior to delivery of Shares thereunder or is paid in cash, the underlying Shares will no longer be charged against the aggregate number set forth in Section 3.1 (until they become subject to another Award) and may again be made subject to Awards under this Plan. For purposes of calculating the number of Shares used and available for use under this Plan, (i) only Shares underlying Awards that have been or, by their terms, may be settled by delivery of shares of Common Stock shall be charged against such number, (ii) Awards and awards under the Terminated Plans in respect of which payment of cash is made in lieu of delivery of Shares shall be deemed to have been terminated prior to the delivery of Shares thereunder, (iii) Shares deliverable or delivered under Substitute Awards shall not be charged against such number, (iv) Shares deliverable or delivered under awards granted after the Effective Date under the Directors’ Deferral Program shall be charged against such number and (v) upon the payment of any Award Price or satisfaction of tax withholding obligations under this Plan in respect of an Award by the transfer or relinquishment of Shares, only the number of Shares actually delivered by the Corporation, less the number of Shares so transferred or relinquished, shall be charged against such number. The number of Shares that may be delivered under this Plan pursuant to Section 3.1 shall be increased by the number of Shares subject to outstanding awards under the Terminated Plans that are forfeited or cancelled, or that expire or are otherwise surrendered or returned to the Company or terminated, after the Effective Date and prior to delivery of Shares thereunder.

        3.3     Adjustments. If any reincorporation, recapitalization, reorganization, reclassification, stock dividend, stock split, reverse stock split or other change in the capital stock of the Corporation shall occur or any merger, consolidation, share exchange, spin-off, split-up or other business combination or corporate transaction involving the Corporation shall occur or any dividend or distribution (other than a cash dividend that is ordinary in nature and amount) shall be declared or made with respect to the Common Stock (each, a “Corporate Event”), the Compensation Committee shall, in the manner and to the extent that it deems appropriate and equitable in its sole discretion, cause an adjustment to be made in: (i) the maximum number and kind of securities subject to this Plan; (ii) the number and kind of securities, rights, cash and properties subject to then outstanding Awards; (iii) the Exercise Price of then outstanding Awards; and (iv) the other terms of this Plan and then outstanding Awards; provided, however, that, in the case of Incentive Stock Options, such adjustments shall be made in a manner consistent with the requirements of Section 424(a) of the Code.

        3.4     Notices. The Corporation shall use reasonable efforts to inform Participants of the record date for any Corporate Event sufficiently in advance to enable them to exercise vested Awards or, if otherwise permitted by the terms thereof then in effect, unvested Awards prior to such record date; provided, however, that neither the Company nor any director, officer, employee, agent, consultant or representative of the Company shall be liable for failure to do so and the failure to do so shall not affect the authorization, validity, enforceability or consummation of any Corporate Event.

4.     Administration of this Plan

        4.1     Compensation Committee and Board. This Plan shall be administered by the Compensation Committee, which shall have all rights, powers and authorities necessary or appropriate in connection therewith. No member of the Compensation Committee or the Board shall be liable for any action, omission or determination made in good faith with respect to this Plan or any Award. Except to the extent prohibited by applicable laws, rules or regulations (including NYSE rules), the Compensation Committee shall have the authority, in its sole discretion, to delegate administration of this Plan, in whole or in part, to third party service providers and administrators as well as employees of the Company. Without limiting the preceding sentence, the Compensation Committee shall have the authority to delegate, in its sole discretion, to the CEO responsibility to designate Employees to participate in a pool of Awards, the terms and conditions of which (including the aggregate number of Shares subject to Awards within the pool) shall have been specified by the Compensation Committee. Except to the extent prohibited by applicable laws, rules or regulations (including NYSE rules), the Board shall have the right, power and authority to exercise any and all rights, powers and authorities of the Compensation Committee in respect of this Plan and any Award.

        4.2     Discretionary Authority. Subject only to the express limitations of this Plan, the Compensation Committee shall have authority, in its sole discretion, to determine the Eligible Persons to whom, and the time or times at which, Awards are granted, the number of Shares subject to Awards, the Award Price (if any) of Awards, the time or times at which Awards vest and become exercisable or payable, the term of Awards, the procedures for exercise and settlement of Awards and all other terms and conditions of Awards. Subject only to the express limitations of this Plan, the Compensation Committee shall have sole authority, in its sole discretion, to interpret this Plan and each Award, to make all factual determinations under this Plan and each Award (including determinations as to the achievement of Performance Measures), to amend this Plan or any Award Agreement to correct any defect, error or omission or to reconcile any inconsistency herein or therein, and to make all other decisions necessary or advisable for administration of this Plan. The Compensation Committee shall have the authority, in its sole discretion, to prescribe, amend and rescind rules and regulations relating to this Plan and the administration thereof. The determinations of the Compensation Committee under this Plan need not be uniform and may be made selectively among Persons who receive, or are eligible to receive, Awards, whether or not such Persons are similarly situated. All interpretations, determinations, decisions and actions by the Compensation Committee shall be final and binding upon all parties.

        4.3     Terms of Awards. The Compensation Committee shall establish, in its sole discretion, the material terms and conditions of each Award at the time it grants such Award. Such terms and conditions may include payment of any Award Price in Shares, cash or a combination thereof (which form of payment may be either prescribed by the Compensation Committee or subject to the discretion of the Company or the Participant), Performance Measures, tandem or reload features, vesting schedules (and provisions regarding acceleration of vesting), registration provisions (including indemnification and contribution arrangements), provisions relating to withholding of taxes, Transferability provisions, forfeiture and clawback provisions, anti-dilution provisions and provisions relating to the effect of a Change in Control or Corporate Event, provisions relating to voting, dividends and distributions, and exercise provisions (including provisions relating to conditional exercises, net exercises and timing of payment of Award Prices). Each Award shall be evidenced by an Award Agreement between the Corporation and the applicable Participant that shall include such terms and conditions. An Award Agreement may, but need not be, executed or acknowledged by the applicable Participant.

        4.4     Changes to Awards. The Compensation Committee shall have the authority, in its sole discretion, to effect, at any time and from time to time, upon the occurrence of a Change in Control or Corporate Event (i) the cancellation of any or all outstanding Awards and the grant in substitution therefor of new Awards covering the same or different numbers or kinds of securities and having an Award Price which may be the same as or different than the Award Price of the Awards being cancelled, (ii) the cancellation of any or all outstanding Awards in exchange for payment to the applicable Participants of an amount equal to the value of the underlying Shares over the Award Prices of the Awards being cancelled, and (iii) the amendment of the terms and conditions of any and all outstanding Awards; provided, however, that no such action shall adversely affect the rights or benefits of a Participant under any outstanding Award without the consent of such Participant. The Compensation Committee shall have authority, in its sole discretion, to accelerate the vesting, exercisability or payment of any and all outstanding Awards at any time or on the occurrence of any event or circumstance.

        4.5     Section 162(m) Awards. The Compensation Committee may prescribe, in its sole discretion, that an Award granted to a Participant is intended to constitute a Section 162(m) Award. To the extent applicable, any Award intended to constitute a Section 162(m) Award shall be conditioned on the achievement of one or more Performance Measures selected by the Compensation Committee. The Compensation Committee shall take such action as is required to ensure that Awards intended to constitute Section 162(m) Awards comply with Section 162(m); provided, however, that no member of the Compensation Committee or the Board shall be liable for any failure of any Section 162(m) Award to so comply and the authorization, validity and enforceability of any Award shall not be adversely affected due to a failure to so comply. Notwithstanding anything contained herein to the contrary, Section 162(m) Awards shall be granted only by vote or consent of a committee or by unanimous vote or consent of the Board where at least two directors shall satisfy the requirements for an “outside director” under Section 162(m) and the grant of Section 162(m) Awards and establishment of Performance

Measures shall be made during the times specified and in accordance with the terms of Section 162(m).

5.     Eligibility and Awards

        All Eligible Persons are eligible to be selected by the Compensation Committee to receive an Award under this Plan. Except as otherwise agreed by the Company, no Person shall have a right to receive an Award or, having received an Award in the past, have a right to again receive an Award. The Compensation Committee is expected to consult with the CEO before granting Awards to employees, consultants, advisers and independent contractors, except in cases where the Compensation Committee determines, in its sole discretion, that such consultation would be inappropriate; provided, however, that no member of the Compensation Committee or the Board shall be liable for failure to so consult and the authorization, validity and enforceability of any Award shall not be adversely affected due to a failure to so consult. Where appropriate in order to give effect to this Section 5 or Section 4.1, references to the Compensation Committee shall also include the CEO. Notwithstanding anything contained herein to the contrary, in no event shall the number of Shares subject to Awards granted to any one Participant during any one calendar year exceed the aggregate number of Shares that may be delivered under this Plan.

6.     Stock Option Awards

        6.1     Grant of Option Awards. An Option Award may be granted to any Eligible Person selected by the Compensation Committee; provided, however, that, in addition to any other limitations required to comply with the applicable provisions of the Code, Incentive Stock Options shall be granted only to Employees. Unless otherwise designated by the Compensation Committee and complying with the applicable provisions of the Code, each Option shall be a Nonqualified Stock Option.

        6.2     Exercise Price. Except in the case of Substitute Awards, the Compensation Committee shall, in its sole discretion, prescribe the exercise price per Share under each Option Award; provided, however, that the Exercise Price per Share under an Option Award shall not be less than the Fair Market Value per Share on the Grant Date.

        6.3     Vesting; Term of Option Award. The Compensation Committee shall, in its sole discretion, prescribe the time or times at which, and the conditions upon which, each Option Award shall become vested and exercisable, if any. Such vesting requirements may be based on the continued employment of the applicable Participant with the Company, the attainment of specified Performance Measures or other conditions established by the Compensation Committee, in its sole discretion. The Compensation Committee shall, in its sole discretion, prescribe the term of each Option Award; provided, however, that no Option Award shall have a term that is longer than ten years after the applicable Grant Date.

        6.4     Repricing. Notwithstanding anything contained herein to the contrary, the Compensation Committee shall not have authority, without stockholder approval, to (i) amend previously granted Option Awards to reduce the Exercise Price of such Option Awards or (ii) except pursuant to Section 3.3 or 14, cancel such Option Awards and grant replacement Awards with a lower Exercise Price than the Option Awards being cancelled.

        6.5     Exercise of Option Award. Subject to such terms and conditions as may be prescribed by the Compensation Committee, in its sole discretion, or set forth in this Plan, an Option Award may be exercised in whole or in part at any time during the term thereof by written notice to the Corporation, together with payment of the aggregate exercise price applicable to the Shares underlying such Option Award or the part thereof exercised.

        6.6     Dividends. The Compensation Committee may prescribe, in its sole discretion, that a Participant holding an Option Award shall have the right to receive, with respect to each Share underlying such Option Award, payments of amounts equal to any and all dividends and distributions paid to stockholders during the term of such Option Award.

      6.7     Additional Rules for Incentive Stock Options.

        (a)        Annual Limits. No Incentive Stock Option shall be granted to a Participant to the extent that, as a result of such grant, the aggregate Fair Market Value (determined as of the proposed Grant Date) of the Shares with respect to which “incentive stock options” under Section 422 of the Code are exercisable for the first time in any calendar year under this Plan and any other plans of the Company would exceed the maximum amount permitted under Section 422(d) of the Code. This limitation shall be applied by taking “incentive stock options” under Section 422 of the Code into account in the order in which granted. Subject to Section 3.3, the maximum number of Shares that may be made subject to Incentive Stock Options granted to any one Participant during any one calendar year shall be 1,000,000 Shares.

        (b)        Termination of Employment. No Incentive Stock Option Award shall provide that such Incentive Stock Option may be exercised later than three months following termination of employment of the Participant with the Company, except to the extent permitted under special rules relating to death and disability in accordance with Section 422 of the Code.

        (c)        Other Terms and Conditions; Nontransferability. Notwithstanding anything contained herein to the contrary, the terms and conditions of an Incentive Stock Option Award may contain such additional terms and conditions, not inconsistent with the terms of this Plan, as are deemed necessary or desirable by the Compensation Committee, in its sole discretion, so as to cause such Incentive Stock Option to qualify as an “incentive stock option” under Section 422 of the Code; provided, however, that no member of the Compensation Committee or the Board shall be liable for failure of any Incentive Stock Option Award to so comply and the authorization, validity and enforceability of any Incentive Stock Option Award shall not be adversely affected due to a failure to so comply. Such terms and conditions, together with the terms of this Plan, shall be interpreted so as to cause such Incentive Stock Option to qualify as an “incentive stock option” under Section 422 of the Code. Such terms and conditions shall include, if applicable, limitations on Incentive Stock Options granted to owners of ten percent or more of the Company. An Award Agreement for an Incentive Stock Option shall provide that such Option shall be treated as a Nonqualified Stock Option to the extent that requirements applicable to “incentive stock options” under Section 422 of the Code shall not be satisfied, shall be nontransferable other than by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the applicable Participant only by such Participant.

        (d)        Disqualifying Dispositions. This Award Agreement for an Incentive Stock Option shall provide that, if Shares acquired by exercise of an Incentive Stock Option are disposed within two years following the Grant Date or one year following the delivery of such Shares to the applicable Participant upon exercise thereof, such Participant shall be required to, promptly following such disposition, notify the Company in writing of the date and terms of such disposition and provide such other information regarding such disposition as the Compensation Committee, in its sole discretion, may request.

7.     Stock Appreciation Rights Awards

        7.1     Grant of SAR Awards. An SAR Award may be granted to any Eligible Person selected by the Compensation Committee.

        7.2     Base Price. The Compensation Committee shall, in its sole discretion, prescribe the base price under each SAR Award; provided, however, that the base price per Share under a SAR Award shall not be less than the Fair Market Value of a Share on the Grant Date.

        7.3     Vesting; Term of SAR Award. The Compensation Committee shall, in its sole discretion, prescribe the time or times at which, and the conditions upon which, each SAR Award shall become vested and exercisable, if any. Such vesting requirements may be based on the continued employment of the applicable Participant with the Company, the attainment of specified Performance Measures or other conditions established by the Compensation Committee, in its sole discretion. The Compensation Committee shall, in its sole discretion, prescribe the term of each SAR Award; provided, however, that no SAR Award shall have a term that is longer than ten years after the applicable Grant Date.

        7.4     Exercise of SAR Award. Subject to such terms and conditions as may be prescribed by the Compensation Committee, in its sole discretion, or set forth in this Plan, an SAR Award may be exercised in whole or in part at any time during the term thereof by written notice to the Company. Upon exercise of an SAR Award in whole or in part, the applicable Participant shall be entitled to receive such number of Shares that in the aggregate have a Fair Market Value equal to the excess, if any, of (i) the Fair Market Value of the Shares underlying such SAR Award or the part thereof exercised as of the date of exercise over (ii) the aggregate base price applicable to such Shares.

        7.5     Freestanding Awards. Notwithstanding anything contained herein to the contrary, no SAR Award shall be awarded in tandem with an Option Award.

        7.6     Dividends. The Compensation Committee may prescribe, in its sole discretion, that a Participant holding an SAR Award shall have the right to receive, with respect to each Share underlying such SAR Award, payments of amounts equal to any and all dividends and distributions paid to stockholders during the term of such SAR Award.

8.     Restricted Stock Awards

        8.1     Grant of Restricted Stock Awards. A Restricted Stock Award may be granted to any Eligible Person selected by the Compensation Committee.

        8.2     Purchase Price. A Restricted Stock Award may provide for an award of Shares without requiring payment of any purchase price, or may require the Participant to pay a specified purchase price, for the Shares underlying such Restricted Stock Award. The Compensation Committee shall, in its sole discretion, prescribe any such purchase price under any Restricted Stock Award.

        8.3     Vesting. The Compensation Committee shall, in its sole discretion, prescribe the time or times at which, and the conditions upon which, each Restricted Stock Award shall

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become vested, if any. Such vesting requirements may be based on the continued employment of the applicable Participant with the Company, the attainment of specified Performance Measures or other conditions established by the Compensation Committee, in its sole discretion.

        8.4     Restrictions. The Shares underlying a Restricted Stock Award may be immediately Transferable or subject to restrictions on Transfer. The Compensation Committee shall, in its sole discretion, prescribe the time or times at which, and the conditions upon which, each Restricted Stock Award shall become Transferable. The Compensation Committee shall, in its sole discretion, prescribe the term for satisfying any conditions to vesting or Transferability of any Restricted Stock Award; provided, however, that such term shall not be longer than ten years after the Grant Date. The Compensation Committee may prescribe that the certificates representing the Shares underlying a Restricted Stock Award shall remain in the physical custody of the Company or an agent designated by the Company until all such restrictions and conditions have been satisfied on or are waived, terminated or expired. Unless otherwise prescribed by the Compensation Committee, in its sole discretion, failure to satisfy any such conditions shall result in the forfeiture (and return to the Corporation) by the Participant of the Shares underlying the applicable Restricted Stock Award and the return by the Company to the Participant of any purchase price paid by the Participant in respect thereof.

        8.5     Rights as Stockholder. Subject to the provisions of this Section 8 and unless otherwise prescribed by the Compensation Committee, in its sole discretion, the Participant will have all rights of a stockholder with respect to the Shares underlying a Restricted Stock Award, including the right to vote such Shares and, subject to such requirements as the Compensation Committee may prescribe, in its sole discretion (including requirements as to vesting, Transferability, custody and forfeiture consistent with those applicable to the underlying Shares), to receive all dividends and other distributions paid with respect to such Shares.

        8.6     Section 83(b) Election. The Compensation Committee may prescribe, in its sole discretion, that a Restricted Stock Award is conditioned upon the applicable Participant refraining from making an election with respect to such Restricted Stock Award under Section 83(b) of the Code. Irrespective of whether a Restricted Stock Award is so conditioned, the applicable Award Agreement shall specify that, if the applicable Participant makes an election pursuant to Section 83(b) of the Code with respect to such Restricted Stock Award, such Participant shall be required to promptly file a copy of such election with the Corporation.

9.     Phantom Stock Awards

        9.1     Grant of Phantom Stock Award. A Phantom Stock Award may be granted to any Eligible Person selected by the Compensation Committee.

        9.2     Vesting. The Compensation Committee shall, in its sole discretion, prescribe the time or times at which, and the conditions upon which, each Phantom Stock Award shall become vested, if any. Such vesting requirements may be based on the continued employment of the applicable Participant with the Company, the attainment of specified Performance Measures or other conditions established by the Compensation Committee, in its sole discretion. The

Compensation Committee shall, in its sole discretion, prescribe the term for satisfying any such requirements; provided, however, that such term shall not be longer than ten years after the applicable Grant Date.

        9.3     Benefit Upon Vesting. Unless otherwise prescribed by the Compensation Committee, in its sole discretion, upon vesting of a Phantom Stock Award, the applicable Participant shall be entitled to receive cash in an amount equal to the Fair Market Value of the Shares underlying such Phantom Stock Award on such date.

        9.4     Dividends. The Compensation Committee may, in its sole discretion, prescribe that a Participant holding a Phantom Stock Award shall have the right to receive, subject to satisfying a vesting requirement, with respect to each Share underlying such Phantom Stock Award, payments of amounts equal to any and all dividends and distributions paid to stockholders during the term of such a Phantom Stock Award.

10.     Deferred Stock Awards

        10.1     Grant of Deferred Stock Award. A Deferred Stock Award may be granted to any Eligible Person selected by the Compensation Committee.

        10.2     Vesting. The Compensation Committee shall, in its sole discretion, prescribe the time or times at which, and the conditions upon which, each Deferred Stock Award shall become vested, if any. Such vesting requirements may be based on the continued employment of the applicable Participant with the Company, the attainment of specified Performance Measures or other conditions established by the Compensation Committee, in its sole discretion. The Compensation Committee shall, in its sole discretion, prescribe the term for satisfying any such requirements; provided, however, that such term shall not be longer than ten years after the applicable Grant Date.

        10.3     Rights as Stockholder. Unless otherwise prescribed by the Compensation Committee, in its sole discretion, upon vesting of a Deferred Stock Award, the applicable Participant shall be entitled to receive the Shares underlying such Deferred Stock Award. Unless otherwise prescribed by the Compensation Committee, in its sole discretion, the applicable Participant shall have no rights as a stockholder (including rights to vote or to receive dividends or distributions) with respect to the Shares underlying a Deferred Stock Award until such Shares have been delivered to such Participant.

        10.4     Dividends. The Compensation Committee may prescribe, in its sole discretion, that Participants holding a Deferred Stock Award shall have the right to receive, with respect to each Share underlying such Deferred Stock Award, payments of amounts equal to any and all dividends and distributions paid to stockholders during the term of such a Deferred Stock Award.

11.     Performance Share and Performance Unit Awards

        Performance Share Awards and Performance Unit Awards may be granted to any Eligible Person selected by the Compensation Committee. Performance Share Awards and Performance Unit Awards shall be based on the achievement, over a specified period, of Performance Measures as prescribed by the Compensation Committee, in its sole discretion. Performance Share Awards and Performance Unit Awards may be paid in Shares, cash or a combination thereof as prescribed by the Compensation Committee, in its sole discretion.

12.     Substitute and Other Awards

        Substitute Awards and Awards other than Option, Restricted Stock, Stock Appreciation Right, Phantom Stock, Deferred Stock, Performance Share and Performance Unit Awards may be granted to any Eligible Person selected by the Compensation Committee. Such other Awards may be granted alone or in addition to any other Awards granted under this

Plan. The terms and conditions of any Substitute Awards or such other Awards shall be prescribed by the Compensation Committee, in its sole discretion.

13.     Awards to Non-Employee Directors

        In addition to Awards provided under this Plan, Shares deliverable under this Plan may also be delivered in respect of payment of deferrals of retainers, meeting fees and other payments to non-employee directors of the Company under the Directors Deferral Program.

14.     Change in Control

    In addition to the adjustments required under Section 3.3, the Compensation Committee may prescribe, in its sole discretion, additional provisions for the effect of a Change in Control or a Corporate Event on an Award. Such provisions may include: (i) acceleration of the vesting and exercisability of any Award; (ii) extension of time periods for satisfying vesting or Transferability conditions with respect to, or exercising or realizing payments, rights, benefits or gains from, any Award; (iii) elimination or modification of conditions related to vesting, Transferability or exercisability of or payments, rights, benefits or gains under, any Award; and (iv) provision for the settlement of any Award for an equivalent value in other securities, cash or properties.

15.     Miscellaneous Award Provisions

        15.1     Conflicts.   In the event of a conflict between the terms of this Plan and any Award Agreement, the terms of this Plan shall prevail.

        15.2     Forfeiture Events. The Compensation Committee may prescribe, in its sole discretion, that a Participant’s rights, payments, gains and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of specified events, in addition to any otherwise applicable continued employment or performance conditions. Such events may include termination of employment for cause, violation of material policies, breach of noncompetition, confidentiality or other restrictive covenants and engagement in Detrimental Conduct.

        15.3     Settlement of Awards. Except as otherwise expressly provided herein, the Compensation Committee may prescribe, in its sole discretion, that Awards may be settled in Shares, cash, other Awards or any combination thereof.

16.     General Provisions

        16.1     No Assignment or Transfer; Beneficiaries. Unless otherwise prescribed by the Compensation Committee, in its sole discretion, Awards shall not be Transferable, except by will or by the laws of descent and distribution and, during the lifetime of a Participant, Awards shall be exercised only by the applicable Participant or by his guardian or legal representative. Notwithstanding anything contained herein to the contrary, Awards shall not be Transferable for value. Each Participant shall have the right to designate a beneficiary or beneficiaries who shall be entitled to take any action, make any election and receive any rights, payments, benefits or gains under an applicable Award following such Participant’s death.

        16.2     Deferrals of Payment. Notwithstanding anything contained herein to the contrary, the Compensation Committee may permit, in its sole discretion, a Participant to defer the receipt of payment or delivery of cash, securities, rights or other property that would otherwise be due to such Participant by virtue of the exercise of or the satisfaction of vesting or other conditions or restrictions with respect to an Award. If any such deferral is to be permitted, the Compensation Committee shall establish, in its sole discretion, the rules and procedures relating to such deferral, including the period of time in advance of payment or delivery when an election to defer is required to be made, the time period of the deferral, the events that would result in payment or delivery of the deferred amount, the interest or other earnings attributable to the deferred amount and the method of funding (if any) attributable to the deferred amount. Any deferrals made pursuant to this Section 16.2 shall be made in a manner and subject to terms and conditions so as to comply with Section 409A.

        16.3     Rights as Stockholder. Except as otherwise provided in this Plan, no Participant shall have any rights (including rights with respect to voting, dividends or distributions) with respect to any securities underlying an Award until the date such Participant becomes the holder of record of such securities.

        16.4     Employment or Service. Nothing in this Plan, in the grant of any Award or in any Award Agreement shall confer upon any Eligible Person or Participant the right to continue in any capacity in which he is employed by, or otherwise serves, the Company and shall not interfere in any way with any right that the Company would otherwise have to terminate his or her employment or other service at any time.

        16.5     Securities Laws. Notwithstanding anything contained herein to the contrary, no Shares or other securities will be issued pursuant to an Award unless and until all then applicable requirements imposed by securities and other laws, rules and regulations and by the NYSE have been satisfied. As a condition precedent to the issuance thereof, the Company may require any applicable Participant to take any reasonable action necessary or appropriate to satisfy such requirements. The Company shall have the right, in its sole discretion, to place necessary or appropriate stop transfer instructions in respect of, and legends on any certificate for, Shares delivered hereunder.

        (a)        Registration. The Corporation shall file, at its expense, a registration statement or statements on Form S-8 or Form S-3 (or any applicable successor Form), as appropriate, to register the issuance or resale of the Shares subject to this Plan and underlying outstanding Awards under the Securities Act, at such time or times and subject to such restrictions and limitations as the Corporation, in its sole discretion, may deem necessary or appropriate. Without limiting any such restrictions or limitations, any resale of the Shares pursuant to such registration statement or statements shall be subject to (i) the continued effectiveness or use, at the Corporation’s discretion, of such registration statement or statements and (ii) any blackout, insider trading, short-swing profits, holdback or other trading restrictions which the Corporation may impose or to which the Participant may be subject, by law, under Company policies or otherwise.

        (b)        Indemnification. Any Participant for whom the resale of Shares is included in such registration statement or statements will indemnify the Corporation, each of its directors and officers and each Person who Controls the Corporation (other than such Participant) against all claims, losses, damages, expenses and liabilities (or actions in respect thereof) arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement or statements, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Corporation, each of its directors and officers and each Person Controlling the Corporation (other than such Participant) for all legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged statement) or omission (or alleged omission) is made in such registration statement or statements in reliance upon and in conformity with written information furnished to the Corporation by such Participant with respect to such Participant and expressly stated to be specifically for use therein; provided, however, that the liability of any such Participant under this Section 16.5(b) shall be limited to the amount of proceeds received by such Participant in the resale giving rise to such liability.

        16.6     Tax Withholding. The Participant shall be responsible for payment of any taxes or similar charges required by law to be withheld from an Award or securities, cash, rights or other property paid or delivered in settlement of an Award. Payment shall be made: (i) in cash or by check; (ii) at the discretion of the Compensation Committee, in Shares acceptable to the Compensation Committee, valued at the Fair Market Value of such Shares on the applicable date; (iii) by deduction from the settlement of the applicable Award; (iv) at the discretion of the Compensation Committee, by a combination of the methods described above; or (v) by such other method as may be approved by the Compensation Committee, in its sole discretion.

        16.7     Unfunded Plan. Neither the adoption of this Plan nor the setting aside of securities, cash, rights or other property by the Company with which to discharge its obligations hereunder shall be deemed to create a trust or other funded arrangement. The benefits provided under this Plan shall be general unsecured obligations of the Company payable solely from the general assets of the Company, and neither a Participant nor such Participant’s beneficiaries, estate or permitted Transferees shall have any interest in any assets of the Company by virtue of this Plan, except as a general unsecured creditor of the Company. The Company shall have the right to implement or set aside securities, cash, rights or other property in a grantor trust, subject to the claims of the Company’s creditors, to discharge its obligations under this Plan.

        16.8     Other Compensation and Benefit Plans. The adoption of this Plan shall not affect any other stock incentive or other compensation plans of the Company and shall not preclude the Company from establishing any other forms of stock incentive or other compensation for employees, non-employee directors or other Persons. The amount of any compensation deemed to be received by a Participant pursuant to an Award shall not constitute compensation with respect to which any other benefits of such Participant are determined, including benefits under any bonus, pension, profit sharing, life insurance or salary continuation plan, except as otherwise specifically provided by the terms of such plan.

        16.9     Plan Binding on Transferees. This Plan shall be binding upon the Company, its successors and assigns, and the Participant, his beneficiaries, estate (which includes his executor or administrator) and permitted Transferees.

        16.10     Construction and Interpretation. Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender. Whenever used herein, the word “including” shall be deemed to be followed by the phrase “without limitation.” Headings of Sections hereof are inserted for convenience of reference and constitute no part of this Plan.

        16.11     Severability. If any provision of this Plan or any Award becomes, or is deemed by the Compensation Committee to be, invalid, illegal or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify this Plan or any Award under any law deemed applicable by the Compensation Committee, such provision shall be construed or deemed amended to conform to the applicable laws or, if it cannot be so construed or deemed amended without, in the determination of the Compensation Committee, materially altering the intent of this Plan or such Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of this Plan and such Award shall remain in full force and effect.

        16.12     Governing Law. The validity and construction of this Plan and of the Award Agreements shall be governed by the laws of the State of Delaware.

        16.13     Fractional Shares. No fractional Shares shall be delivered pursuant to this Plan or any Award, and the Compensation Committee shall determine whether cash, other securities or other property shall be paid or delivered in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

        16.14     Foreign Employees. In order to facilitate the grant of Awards under this Plan, the Compensation Committee may, in its sole discretion, (i) provide for such special terms for Awards to Participants who are foreign nationals, or who are employed by the Company outside of the United States, as the Compensation Committee may, in its sole discretion, consider necessary or appropriate to accommodate differences in local law, tax policy or custom and (ii) approve such supplements to, or amendments, restatements or alternative versions of, this Plan, as it may, in its sole discretion, consider necessary or appropriate for such purposes without thereby affecting the terms of this Plan for any other purpose; provided, that no such supplements, amendments, restatements or alternative versions shall include any provisions that are inconsistent with the terms of this Plan, as then in effect, unless this Plan could have been amended to eliminate such inconsistency without further approval by the stockholders under NYSE rules.

        16.15     Section 409A. Notwithstanding anything contained herein to the contrary, to the extent that Section 409A applies to the grant of any Award under this Plan, the Compensation Committee may, in its sole discretion, modify such Award as necessary to comply with the requirements of Section 409A; provided, that in no event shall such modification result in a reduction in the value of any Award (determined without regard to the time value of money).

17.     Effective Date, Termination and Amendment

        17.1     Effective Date: Shareholder Approval. This Plan shall become effective on the date of approval of this Plan by the stockholders of the Corporation.

        17.2     Termination. The authority to grant new Awards under this Plan shall terminate on the date immediately preceding the tenth anniversary of the Effective Date. The Board may, in its sole discretion and at any earlier date, terminate the Plan. No termination of this Plan shall adversely affect any Award theretofore granted, without the consent of the applicable Participant or his estate, beneficiary or permitted Transferee.

        17.3     Amendment. The Board may, at any time and from time to time and in any respect, amend or modify the Plan; provided, however, that the Board may seek the approval of any amendment or modification by the stockholders to the extent that it deems necessary or advisable, in its sole discretion, for purposes of compliance with the Code, the listing requirements of the NYSE or any other purpose. No amendment or modification of this Plan shall adversely affect any Award theretofore granted without the consent of the applicable Participant or his estate, beneficiary or permitted Transferee. The authority of the Compensation Committee to take any action (other than grant new Awards) hereunder shall continue after the authority for grant of new Awards hereunder has been exhausted or terminated (and, for these purposes, new Awards do not include Awards under Section 3.3 or Substitute Awards).

APPENDIX B

GRAFTECH INTERNATIONAL LTD.

CHARTER OF THE AUDIT AND FINANCE COMMITTEE

I.  Purpose and Power

        The Committee has been established by the Board to assist the Board in discharging and performing the duties and responsibilities of the Board with respect to the financial affairs of the Corporation and its subsidiaries, affiliates and related parties (collectively, the “Group”), including:

o	The identification, assessment and management of financial risks and uncertainties.

o	The continuous improvement in financial systems.

o	The integrity of financial statements and financial disclosures.

o	The compliance with legal and regulatory requirements.

o	The qualifications, independence and performance of the independent auditors.

o	The capabilities, resources and performance of the internal audit department.

o	The full and open communication with and among the independent auditors, management, internal auditors, counsel, employees, the Committee and the Board.

        The Committee has the right to exercise any and all power and authority of the Board with respect to matters within the scope of this Charter, subject to the ultimate power and authority of the Board. The Board shall continue to have the ultimate duty and responsibility to manage or direct the management of the business and affairs of the Corporation.

        The Committee has the authority to conduct any and all investigations it deems necessary or appropriate, to contact directly the independent auditors, the internal audit department and other employees and advisors and require them to provide any and all information, advice and assistance it deems necessary or appropriate, and to retain legal, accounting or other advisors it deems necessary or appropriate.

        The Committee has the authority to set aside for payment, pay and direct the payment of the independent auditors for their reviews and audits of financial statements and all other services as well as such legal, accounting and other advisors.

        The independent auditors shall report directly to the Committee, and shall be accountable to the Committee and the Board, for their reviews and audits of financial statements and all other services.

II.  Composition

        The Committee shall be comprised of that number of directors (but not less than three) as may be determined from time to time by the Board. Each member of the Committee shall be an independent director within the meaning of the rules of the NYSE and the Sarbanes-Oxley Act of 2002 and shall be free from any relationship that may interfere with the exercise of his or her judgment independent from management. A copy of those rules is attached to the charter of the Nominating and Governance Committee.

        A member of the Committee may not, other than in his or her capacity as a member of the Committee, the Board or any other committee of the Board, (i) accept any consulting, advisory or other compensatory fee from the Group or (ii) be affiliated with the Group.

        All members of the Committee shall be financially literate (or must become financially literate within a reasonable period of time after becoming a member of the Committee). At least one member of the Committee shall have accounting or

B-1

financial management expertise, and, effective for fiscal years beginning after July 15, 2003, must constitute an “audit committee financial expert.”1 A member of the Committee who satisfies the definition of an “audit committee financial expert” for SEC disclosure purposes will be deemed to have accounting or financial management expertise for NYSE purposes. Members of the Committee may enhance their familiarity with finance and accounting matters by participating in educational programs conducted by the NYSE, the Corporation, an advisor or others.

        The Nominating and Governance Committee shall recommend directors to be elected or terminated as members of the Committee. The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or at such other times as the Board may determine. Each member of the Committee shall serve until the next annual organizational meeting of the Board or the earlier of his or her termination as a member of the Committee by the Board, the election of his or her successor as a member of the Committee or his or her death, resignation or removal. Unless a Chair is elected by the Board, the members of the Committee may designate a Chair by a majority vote.

III.  Meetings

        The Committee shall meet in regular sessions at least four times annually and in special sessions as circumstances warrant. Committee members are expected to attend meetings and to spend the time needed to properly discharge their responsibilities.

        The Committee shall meet at least once annually with management, the director of the internal audit department, the General Counsel and the independent auditors in separate executive sessions to discuss any matters that the Committee or any of them believe should be discussed privately.

        A majority of the members of the Committee shall constitute a quorum for the transaction of business. The act of a majority of the members present at any meeting at which there is a quorum shall be the act of the Committee.

        The Committee shall keep minutes of its meetings and other proceedings.

IV.  Procedures

        The Committee shall determine its meeting schedule, the agenda for each meeting, the information to be provided to it before or at each meeting and all other matters relating to the conduct of its meetings and other activities.

        The Chair of the Committee shall establish and distribute (or request the Secretary to distribute) to each Committee member prior to each meeting an agenda for the meeting. Each Committee member is free to raise at any meeting subjects that are not on the agenda for that meeting.

1	A person with:

o	an understanding of GAAP and financial statements and audit committee functions;

o	experience in preparing, auditing, analyzing or evaluating financial statements that present breadth and level of complexity of accounting issues that are generally comparable to those that can reasonably be expected to be raised by the Corporation’s financial statements, or experience actively supervising persons engaged in such activities, who acquired such experience through any of:

>>	education and experience as a principal financial officer, principal accounting officer, controller, public accountant or auditor or experience in one or more positions that involve the performance of similar functions;
>>	experience actively supervising a principal financial officer, principal accounting officer, controller, public accountant, auditor or person performing similar functions, or experience overseeing or assessing performance of companies or public accountants with respect to preparation, auditing or evaluation of financial statements; or
>>	other relevant experience; and

o	an ability to assess general application of such principles in connection with accounting for estimates, accruals and reserves.

        Information that is important to understanding the business to be conducted at a meeting should generally be distributed to the Committee members at least one week (or, if that is not feasible, as soon as practicable) before the meeting, and Committee members should review these materials before the meeting.

        It is the sense of the Board that, subject to Section V below, the activities and procedures of the Committee should remain flexible so that it may appropriately respond to changing circumstances.

V.  Primary Activities

        Without limiting the scope of the preceding provisions of this Charter, the Committee shall:

   Corporate Governance

1.	Report on its meetings, proceedings and other activities at each meeting of the Board.

2.	Review and assess the adequacy of this Charter at least annually. Submit changes to this Charter to the Board for approval.

3.	Conduct an annual self-assessment to determine whether the Committee is functioning effectively, including evaluating the Committee’s contributions to the Corporation, with a specific emphasis on areas in which such contributions could be improved.

4.	Review, evaluate and, as appropriate, approve all transactions with affiliates, related parties, directors and executive officers.[2]

5.	Direct the establishment of procedures for the receipt and retention of, and the response to, complaints received regarding accounting, internal control or auditing matters.

6.	Direct the establishment of procedures for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

7.	Review and assess at least annually the adequacy of the Corporation’s Code of Conduct and Ethics, including codes relating to ethics, integrity, conflicts of interest, confidentiality, public disclosure and insider trading. Adopt appropriate changes.

   Public Reporting

8.	Cause this Charter to be included in the annual proxy statement at least once every three years in accordance with the rules of the SEC.

9.	Prepare annually the report to stockholders to be included in the annual proxy statement as required by the rules of the SEC. [3]

10.	Review, prior to filing, all annual reports on Form 10-K, quarterly reports on Form 10-Q and interim reports on Form 8-K to be filed with the SEC. Discuss with management and the independent auditors, prior to filing, the financial statements (including the notes thereto) and the disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” 4, [5]

2	This shall not apply to transactions with majority owned subsidiaries or compensation of directors or executive officers.

3	The report must state whether the Committee has (i) reviewed and discussed the audited financial statements with management, (ii) discussed certain matters related to the conduct of the audit as set forth in SAS 61, (iii) received written disclosures from the independent auditors regarding their independence as required by ISB No. 1 and discussed with the independent auditors their independence and (iv) recommended to the Board that the audited financial statements be included in the annual report on Form 10-K to be filed with the SEC.

4	This shall not require prior review where such review is or may be impracticable, such as certain filings under Regulation

11.	Review, prior to public dissemination, all press releases related to historical or prospective earnings or financial performance, including the use of “pro forma” or “adjusted” information, as well as information related thereto provided to analysts, ratings agencies, lenders, stockholders or others.

12.	Obtain from the chief executive officer and chief financial officer assurances that the chief executive officer and chief financial officer are meeting their obligations to the Committee, the independent auditors and the public under certification requirements established by the SEC, the NYSE and the Sarbanes–Oxley Act of 2002.

   Independent Auditors

13.	Select, retain, evaluate and, as appropriate, terminate and replace the independent auditors (and the Committee shall have the sole authority to take any such action).

14.	Obtain and review, at least once annually, a report by the independent auditors describing (i) their internal quality control procedures, (ii) any material issues raised by the most recent internal quality control review or peer review or by any inquiry or investigation by any governmental or professional authority within the preceding five years, in each case with respect to one or more independent audits carried out by them, (iii) all material steps taken to deal with any such issues and (iv) all relationships between them and the Group.

15.	Review annually the independence of the independent auditors by (i) receiving from the independent auditors a formal written statement delineating all relationships between the independent auditors and the Group in accordance with ISB No.1, (ii) discussing with the independent auditors all disclosed relationships between the independent auditors and the Group and all other disclosed relationships that may impact the objectivity and independence of the independent auditors and (iii) discussing with management its evaluation of the independence of the independent auditors.

16.	Review and, as appropriate, approve, prior to commencement, all audit services (including comfort letters in connection with securities underwritings and tax services) and all non-audit services to be provided by the independent auditors.[6]

17.	Review with the independent auditors annually all compensation to the independent auditors for all audit and non-audit services.

   Audits and Accounting

18.	Review with the independent auditors annually the plan, scope, staffing and timing of their audit.

19.	After completion of the audit of the financial statements, review with management, the director of internal audits and the independent auditors the audit report, the management letter relating to the audit report, all significant questions (resolved or unresolved) that arose and all significant difficulties that were encountered during the audit, the disposition of all audit adjustments identified by the independent auditors, all significant financial reporting issues encountered and judgments made during the course of the audit (including the effect of different assumptions and estimates on the financial statements) and the cooperation afforded or limitations (including restrictions on scope or access), if any, imposed by management on the conduct of the audit.

20.	Review with management and the independent auditors all reports delivered by the independent auditors in accordance with Section 10A(k)[7] of the Securities Exchange Act of 1934 with respect to critical accounting policies and practices

FD or filings with respect to certain items in current reports on Form 8-K.

5	The Chair may represent the entire Committee for purposes of this review with respect to quarterly and interim reports.

6	The Committee may designate one member to approve such non-audit services, but that member must inform the Committee of the approval at the next meeting of the Committee. All such approvals must be disclosed in periodic reports filed with the SEC. See footnote 10 for a list of prohibited non-audit services.

7	Section 10A(k) requires independent auditors to report timely to the Committee: (a) critical accounting policies and practices to be used; (b) alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and treatment preferred by the independent auditors; and (c) other material written communications between the independent auditors and management, such as management letters or schedules of unadjusted differences.

used, alternative treatments of financial information available under GAAP and other written communications (including letters under SAS No. 50) between the independent auditors and management, together with their ramifications and the preferred treatment by the independent auditors.

21.	Review all items required to be communicated to the independent auditors in accordance with SAS No. 61.

22.	Review with management and the independent auditors at least once annually all correspondence with regulatory authorities and all employee complaints or published reports that raise material issues regarding the financial statements or accounting policies.

23.	Review regularly with the independent auditors significant disagreements between the independent auditors and management and resolve or direct the resolution of all material disagreements between management and the independent auditors regarding accounting and financial reporting.

   Other

24.	Review contingencies which could reasonably be expected to have significant impact on financial performance or condition.

25.	Review at least annually best practices with respect to internal controls. Direct changes as appropriate.

V.  Discretionary Activities

        It is the sense of the Board that the Committee should periodically evaluate whether and the extent to which to undertake one or more of the following activities:

Independent Auditors

1.	Review whether to adopt a policy of rotating the independent auditors on a regular basis or otherwise.

2.	Obtain and review all written reports issued with respect to the results of inspections of the independent auditors conducted by the Public Company Accounting Oversight Board.

3.	Obtain from the independent auditors assurances that no person associated with the independent auditors and engaged in providing any service to the Group is under suspension from being associated with a registered public accounting firm pursuant to Section 105[8] of the Sarbanes-Oxley Act of 2002.[9]

4.	Obtain from the independent auditors assurances that the independent auditors have not performed and will not perform any non-audit services prohibited by Section 10A(g)[10] of the Securities Exchange Act of 1934. [9]

8	Section 105 requires the Public Company Accounting Oversight Board to establish fair procedures for investigating and disciplining registered public accounting firms and their associated persons. That Board may sanction such firms or their associated persons for refusing to testify, produce documents or otherwise cooperate with it in an investigation or for failing to supervise. Rules to be adopted by that Board may require testimony to be given or audit work papers to be produced, and allows it to share information with other government agencies. That Board may investigate such firms’ acts or practices that may violate the Sarbanes-Oxley Act of 2002 or securities laws relating to audit reports, and establish procedures as to sanctions to be applied.

9	The Committee should consider whether to include these items in the engagement letter with the independent auditors.

10	Section 10A(g) makes it unlawful for the independent auditors to provide, contemporaneously with the audit, any non-audit service, including tax services, unless the Committee approves the activity in advance. Certain non-audit services are prohibited regardless of approval by the Committee. These prohibited services are: (1) unless it is reasonable to conclude that the results of the services will not be subject to audit procedures during an audit of the audit client’s financial statements, (a) bookkeeping or other services related to the Corporation’s accounting records or financial statements; (b) financial information systems design and implementation; (c) appraisal or valuation services, fairness

5.	Obtain from the independent auditors assurance that the lead audit partner has been and will be rotated at least once every five years in accordance with Section 10A(j)[11] of the Securities Exchange Act of 1934.[9]

6.	Obtain from the independent auditors assurance that the independent auditors comply with all auditing, quality control and independence standards to be established by the Public Company Accounting Oversight Board.

7.	Obtain from the independent auditors assurance that the independent auditors have not and will not violate the conflict of interest provisions set forth in Section 10A(l)[12] of the Securities Exchange Act of 1934.[9]

8.	Obtain from the independent auditors assurance that they will inform management concerning any information coming to their attention indicating that an illegal act has or may have occurred.[9]

9.	Review the experience and qualifications of the senior members of the audit team of the independent auditors.

10.	Review the extent to which accountants other than the independent auditors are used and the reasons for such use.

11.	Obtain from and review with the independent auditors a report on the assessment made by management as to the effectiveness of the internal control structure and procedures as required pursuant to Section 404[13] of the Sarbanes-Oxley Act of 2002[9].

   Internal Audits

12.	Review the resources, plans, activities, staffing and organizational structure of the internal audit department.

13.	Review the appointment, performance and replacement of the director of internal audits.

14.	Review all audits and reports prepared by the internal audit department together with management’s response.

15.	Review with management, the director of internal audits and the independent auditors the adequacy of financial reporting and internal control systems, the scope and results of the internal audit program and the cooperation afforded or limitations, if any, imposed by management on the conduct of the internal audit program.

   Accounting

16.	Review auditing, internal control and financial reporting principles, policies and practices, and presentation of financial statements. Review with management, the director of internal audits and the independent auditors adopted or proposed changes in those principles, policies and practices and the impact on the financial statements. Review the effect on those policies and practices of pronouncements and initiatives of the SEC, the Public Company Accounting Oversight Board, other regulatory authorities and the accounting profession.

opinions, or contribution-in-kind reports; (d) actuarial services; and (e) internal audit outsourcing services; (2) management functions or human resources; (3) broker or dealer, investment adviser, or investment banking services; and (4) legal services and expert services unrelated to the audit.

11	Section 10A(j) makes it unlawful for the independent auditors to provide audit services if either the lead or reviewing audit partner has performed audit services for the Corporation in each of the Corporation’s five previous fiscal years.

12	Section 10A(l) makes it unlawful for the independent auditors to perform any audit service if the Corporation’s CEO, controller, CFO, chief accounting officer or equivalent officer was employed by the independent auditors and participated in any capacity in the audit during the one-year period before the beginning date of the audit.

13	Section 404 requires the SEC to prescribe rules requiring each annual report on Form 10-K to contain an internal control report stating management’s responsibility for establishing and maintaining adequate internal control structures and financial reporting procedures, and containing an assessment of the effectiveness of such structures and procedures as of the end of the Corporation’s most recent fiscal year. Section 404 also requires the independent auditors to attest to and report on management’s assessment of the internal controls. Such attestation may not be the subject of a separate engagement, and must be made in accordance with standards to be adopted by the Public Company Accounting Oversight Board.

17.	Review with management, the director of internal audits and the independent auditors, at least annually, (i) all significant accounting estimates, (ii) all significant off balance sheet financing arrangements and their effect on the financial statements and (iii) all significant valuation allowances and liability, restructuring and other reserves.

   Controls and Systems

18.	Review with management, the director of internal audits and the independent auditors the extent to which recommended changes to or improvements in auditing, accounting, financial reporting and internal control systems have been implemented.

19.	Review the adequacy of auditing, accounting, financial reporting and internal control resources.

   Public Reporting

20.	Review with management policies and practices relating to disclosure of material information to the public, analysts, rating agencies, lenders, stockholders and others, including compliance with Regulation FD and other applicable laws.

   Compliance

21.	Review with the General Counsel, management and the director of internal audits the procedures for monitoring compliance with laws and policies on business integrity, ethics and conflicts of interest, including foreign corrupt practice, antitrust and insider trading matters.

22.	Review with the General Counsel compliance with applicable laws, including all material regulatory inquiries.

   Risk Assessment

23.	Review with management compliance with covenants under debt issues and credit facilities.

24.	Review with management and the independent auditors market, operational and financial risk assessment and management policies and practices, including related corporate approval requirements and internal auditing systems and initiatives to minimize such risks.

25.	Review contingencies that could reasonably be expected to have significant impact on financial performance or condition.

26.	Review with the General Counsel all legal matters that may have a significant impact on financial condition or performance.

   Finance

27.	Review with management and the independent auditors financial condition, liquidity and funding requirements, including short-term and long-term capital expenditure plans and working capital needs.

28.	Review and, as appropriate, approve the amounts, timing, types and terms of public and private stock and debt issues and credit facilities.

29.	Review with management financial planning policies and practices and financial objectives.

   Other

30.	Review policies for hiring of employees or former employees of the independent auditors.

31.	Review reports on expenses of executive officers and directors.

VI.     Limitations

        Notwithstanding anything contained herein to the contrary, the duties and responsibilities of the Committee and each of its members is one of oversight and neither the Committee nor any of its members shall have any duty or responsibility to:

o	plan, conduct or provide resources for audits;

o	determine that financial statements have been properly prepared or financial disclosures are full and complete;

o	guarantee or provide other assurance that there are no financial risks or uncertainties or that such risks or uncertainties have been reduced or eliminated; or

o	act as an expert or provide guarantees, representations, warranties, professional or other certifications or assurance with respect to, or verify, any matter within the scope of this Charter.

VII.  Qualified Legal Compliance Committee

        The Committee is hereby designated and shall constitute a Qualified Legal Compliance Committee within the meaning of the rules of the SEC. As such, the Committee shall adopt written procedures for the confidential receipt, retention and consideration of any report of evidence of a material violation within the meaning of the Standards of Professional Conduct for Attorneys adopted by the SEC. In addition, as such, the Committee shall:

o	inform the General Counsel and the Chief Executive Officer of any report of evidence of such a material violation (unless the Committee reasonably believes that it would be futile to report evidence of such a material violation to the General Counsel and the Chief Executive Officer, in which case the Committee may report the evidence directly to the Board);

o	determine whether an investigation thereof is necessary or appropriate and, if so: notify the Board thereof; initiate an investigation, which may be conducted either by the General Counsel or by external counsel; and retain such additional expert personnel as the Committee deems necessary or appropriate; and

o	at the conclusion of any such investigation: recommend that the Company implement an appropriate response thereto; and inform the General Counsel, the Chief Executive Officer and the Board of the results of such investigation and the appropriate remedial measures to be adopted.

The Committee shall take all other appropriate action, including notifying the SEC, if the Company fails in any material respect to implement an appropriate response that the Committee has recommended.

VIII.  Web Site

        This Charter shall be placed on the Corporation’s web site.

Date: March 1, 2005

ADMISSION TICKET
GRAFTECH INTERNATIONAL LTD.
BRANDYWINE WEST
1521 CONCORD PIKE, SUITE 301
WILMINGTON, DELAWARE 19803

ANNUAL MEETING OF STOCKHOLDERS
MAY 25, 2005 AT 10:00 A.M.

PRESENT THIS TICKET TO ADMIT ONE STOCKHOLDER AND ONE GUEST

Name of Stockholder:____________________________________________________________________________________________

Address:_______________________________________________________________________________________________

(See reverse side for directions)

From Philadelphia Airport (Approximately 25 minutes)

1.	Take I-95 South towards Delaware (stay in the left lanes where I-95 splits and becomes I-95 and 495; remain on I-95 South –do not take 495)
2.	Continue on I-95 South into Delaware.
3.	Take Exit 8B US-202 Concord Pike (North) towards West Chester.
4.	Merge onto Concord Pike and stay in right lane.
5.	Make a right at 1st traffic light (Foulk Road extension).
6.	Make 1st right onto Foulk Road (you will see road construction) –proceed right into the Complex.
7.	GrafTech International is in the Brandywine West Building — 3rd floor (take a left when you get off the elevators on the 3rd floor).

From BWI Airport (Approximately 1 ½ hours)

1.	Follow I-195 West.
2.	Take the MD-295/Baltimore Washington Pkwy North Exit #2A toward I-695/Baltimore.
3.	Merge onto MD-295 North.
4.	Take I-895 Harbor Tunnel Throughway Exit.
5.	Merge onto Harbor Tunnel Throughway which becomes I-95 North.
6.	Follow I-95 North to Delaware.
7.	Take Exit 8 US-202 Concord Pike towards West Chester/Wilmington. Stay Left At Fork In Ramp.
8.	Merge onto US-202 and stay in right lane.
9.	Make a right at 1st traffic light (Foulk Road extension).
10.	Make 1st right onto Foulk Road (you will see road construction) –proceed right into the Complex.
11.	GrafTech International is in the Brandywine West Building — 3rd floor (take a left when you get off the elevators on the 3rd floor).

From Wilmington Train Station (Approximately 20 minutes):

Follow signs to I-95 North

1.	Go Northeast on N. French Street.
2.	Turn left onto E. 2nd Street/DE-48 W
3.	Turn Left onto Martin Luther King Jr. Blvd/US 13
4.	Stay straight pulling onto Martin Luther King Jr Blvd.
5.	Take the I-95 North Ramp
6.	Follow I-95 North to the US 202 Concord Pike Exit #8
7.	The exit splits, stay left for US 202 North
8.	Merge onto Concord Pike and stay in right lane.
9.	Make a right at 1st traffic light (Foulk Road extension).
10.	Make 1st right onto Foulk Road (you will see road construction) –proceed right into the Complex.
11.	GrafTech International is in the Brandywine West Building — 3rd floor (take a left when you get off the elevators on the 3rd floor).

[   ] Mark this box with an X if you have made
changes to your name or address details above.

Annual Meeting Proxy Card

A    ELECTION OF DIRECTORS

1.     The Board of Directors recommends a vote FOR the listed nominees.

	For	Withhold		For	Withhold
01 - R. Eugene Cartledge	[ ]	[ ]	05 - Ferrell P. McClean	[ ]	[ ]
02 - Mary B. Cranston	[ ]	[ ]	06 - Michael C. Nahl	[ ]	[ ]
03 - John R. Hall	[ ]	[ ]	07 - Frank A. Riddick III	[ ]	[ ]
04 - Harold E. Layman	[ ]	[ ]	08 - Craig S. Shular	[ ]	[ ]

B  Issues

The Board of Directors recommends a vote FOR the following proposal.

	For	Against	Abstain
1. To approve the GrafTech 2005 Equity Incentive Plan.	[ ]	[ ]	[ ]

If you plan to attend the meeting, please check here.	[ ]

In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponement thereof. Receipt of the notice of meeting and the related proxy statement is acknowledged.

C     Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.

The signature on this Proxy should correspond exactly with the name printed above. In the case of joint tenancies, both stockholders should sign. Persons signing as Attorney, Executor, Administrator, Trustee or Guardian should give their full title.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)

Proxy – GrafTech International Ltd.

P.O. Box 11202, New York, New York 10203-0202

This Proxy is solicited on behalf of the Board of Directors of GrafTech International Ltd.
For the Annual Meeting of Stockholders on May 25, 2005

The undersigned appoints Craig S. Shular, Corrado F. De Gasperis and Karen G. Narwold, and each of them, with full power of substitution in each, the Proxies of the undersigned, to represent the undersigned and vote all shares of GrafTech International Ltd. Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held on May 25, 2005, and at any adjournment or postponement thereof, as indicated on the reverse side.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this Proxy will be voted FOR the election for the Nominees and FOR the proposal listed on the reverse side. If you are a participant in the UCAR Carbon Savings Plan (the “Savings Plan”), the front of this Proxy shows units allocated to you under the Savings Plan. The actual number of shares allocated to you and which will be voted on your behalf at the Annual Meeting of Stockholders in respect of such units may vary slightly in accordance with the provisions of the Savings Plan.

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY PROMPTLY

(Continued, and to be dated and signed, on the other side)